                                                                [EXECUTION COPY]

================================================================================

                                   $30,000,000

                           REVOLVING CREDIT AGREEMENT,

                         dated as of December 17, 2001,

                                      among

                         FRIENDLY ICE CREAM CORPORATION,

                                as the Borrower,

                VARIOUS FINANCIAL INSTITUTIONS FROM TIME TO TIME

                 PARTIES HERETO AS LISTED ON SCHEDULE I HERETO,

                                 as the Lenders,

                              FLEET NATIONAL BANK,

        as Administrative Agent and Documentation Agent for the Lenders,

                             BANK OF AMERICA, N.A.,

                      as Syndication Agent for the Lenders,

                                       and

           BANC OF AMERICA SECURITIES LLC and FLEET SECURITIES, INC.,

                  as Co-Lead Arrangers and Joint Book Runners.

================================================================================

                                TABLE OF CONTENTS

1.    DEFINITIONS AND RULES OF INTERPRETATION............................................................1

   1.1.     DEFINITIONS..................................................................................1
   1.2.     RULES OF INTERPRETATION.....................................................................26

2.    THE REVOLVING CREDIT FACILITY.....................................................................27

   2.1.     COMMITMENT TO LEND..........................................................................27
   2.2.     COMMITMENT FEE..............................................................................28
   2.3.     REDUCTION OF TOTAL COMMITMENT...............................................................28
   2.4.     THE REVOLVING CREDIT NOTES..................................................................28
   2.5.     INTEREST ON REVOLVING CREDIT LOANS..........................................................29
   2.6.     REQUESTS FOR REVOLVING CREDIT LOANS.........................................................29
   2.7.     CONVERSION OPTIONS..........................................................................30
   2.8.     FUNDS FOR REVOLVING CREDIT LOAN.............................................................31
   2.9.     SETTLEMENTS.................................................................................32
   2.10.    REPAYMENTS OF REVOLVING CREDIT LOANS FROM FLEET CONCENTRATION ACCOUNT
            AFTER EVENT OF DEFAULT......................................................................33

3.    REPAYMENT OF THE REVOLVING CREDIT LOANS...........................................................33

   3.1.     MATURITY....................................................................................33
   3.2.     MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS..............................................33
   3.3.     OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS...............................................35
   3.4.     APPLICATION OF PAYMENTS.....................................................................36

4.    LETTERS OF CREDIT.................................................................................36

   4.1.     LETTER OF CREDIT COMMITMENTS................................................................36
   4.2.     REIMBURSEMENT OBLIGATION OF THE BORROWER....................................................37
   4.3.     LETTER OF CREDIT PAYMENTS...................................................................38
   4.4.     OBLIGATIONS ABSOLUTE........................................................................39
   4.5.     RELIANCE BY ADMINISTRATIVE AGENT............................................................39
   4.6.     LETTER OF CREDIT FEES.......................................................................39

5.    CERTAIN GENERAL PROVISIONS........................................................................40

   5.1.     CLOSING FEES................................................................................40
   5.2.     ADMINISTRATIVE AGENT'S FEE..................................................................40
   5.3.     FUNDS FOR PAYMENTS..........................................................................40
   5.4.     COMPUTATIONS................................................................................42
   5.5.     INABILITY TO DETERMINE EURODOLLAR RATE......................................................42
   5.6.     ILLEGALITY..................................................................................43
   5.7.     ADDITIONAL COSTS, ETC.......................................................................43
   5.8.     CAPITAL ADEQUACY............................................................................44
   5.9.     CERTIFICATE.................................................................................45
   5.10.    INDEMNITY...................................................................................45
   5.11.    INTEREST AFTER DEFAULT......................................................................45
   5.12.    REPLACEMENT OF LENDERS......................................................................46
   5.13.    MITIGATION..................................................................................46

6.    COLLATERAL SECURITY AND GUARANTIES................................................................47

   6.1.     SECURITY OF BORROWER........................................................................47
   6.2.     GUARANTIES AND SECURITY OF RESTRICTED SUBSIDIARIES..........................................47


                                       i

7.    REPRESENTATIONS AND WARRANTIES....................................................................47

   7.1.     CORPORATE AUTHORITY.........................................................................47
   7.2.     GOVERNMENTAL APPROVALS......................................................................48
   7.3.     TITLE TO PROPERTIES; LEASES.................................................................48
   7.4.     FINANCIAL STATEMENTS AND PROJECTIONS........................................................48
   7.5.     NO MATERIAL ADVERSE CHANGES, ETC............................................................49
   7.6.     FRANCHISES, PATENTS, COPYRIGHTS, ETC........................................................49
   7.7.     LITIGATION..................................................................................49
   7.8.     NO MATERIALLY ADVERSE CONTRACTS, ETC........................................................49
   7.9.     COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC................................................50
   7.10.    TAX STATUS..................................................................................50
   7.11.    NO EVENT OF DEFAULT.........................................................................50
   7.12.    HOLDING COMPANY AND INVESTMENT COMPANY ACTS.................................................50
   7.13.    ABSENCE OF FINANCING STATEMENTS, ETC........................................................50
   7.14.    PERFECTION OF SECURITY INTEREST.............................................................50
   7.15.    CERTAIN TRANSACTIONS........................................................................51
   7.16.    EMPLOYEE BENEFIT PLANS......................................................................51
   7.17.    USE OF PROCEEDS.............................................................................52
   7.18.    ENVIRONMENTAL COMPLIANCE....................................................................52
   7.19.    SUBSIDIARIES, ETC...........................................................................54
   7.20.    DISCLOSURE..................................................................................54
   7.21.    BANK ACCOUNTS...............................................................................54

8.    AFFIRMATIVE COVENANTS.............................................................................54

   8.1.     PUNCTUAL PAYMENT............................................................................54
   8.2.     MAINTENANCE OF OFFICE.......................................................................55
   8.3.     RECORDS AND ACCOUNTS........................................................................55
   8.4.     FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION..........................................55
   8.5.     NOTICES.....................................................................................57
   8.6.     LEGAL EXISTENCE; MAINTENANCE OF PROPERTIES..................................................58
   8.7.     INSURANCE...................................................................................58
   8.8.     TAXES.......................................................................................59
   8.9.     INSPECTION OF PROPERTIES AND BOOKS, ETC.....................................................59
   8.10.    COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS......................................60
   8.11.    EMPLOYEE BENEFIT PLANS......................................................................60
   8.12.    USE OF PROCEEDS.............................................................................61
   8.13.    FUTURE GUARANTORS; MORTGAGED PROPERTY.......................................................61
   8.14.    BANK ACCOUNTS...............................................................................62
   8.15.    EXISTING LETTERS OF CREDIT..................................................................63
   8.16.    TITLE INSURANCE.............................................................................63
   8.17.    ENVIRONMENTAL INSURANCE.....................................................................63
   8.18.    SURVEYS.....................................................................................63
   8.19.    ADDITIONAL MORTGAGES........................................................................63
   8.20.    FLEET CONCENTRATION ACCOUNT AGREEMENT.......................................................63
   8.21.    FURTHER ASSURANCES..........................................................................63

9.    CERTAIN NEGATIVE COVENANTS........................................................................64

   9.1.     RESTRICTIONS ON INDEBTEDNESS................................................................64
   9.2.     RESTRICTIONS ON LIENS.......................................................................65
   9.3.     RESTRICTIONS ON INVESTMENTS.................................................................69
   9.4.     RESTRICTED PAYMENTS.........................................................................70
   9.5.     MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.............................................70
   9.6.     SALE AND LEASEBACK..........................................................................72
   9.7.     COMPLIANCE WITH ENVIRONMENTAL LAWS..........................................................72
   9.8.     PREPAYMENTS; MODIFICATION OF CERTAIN DOCUMENTS..............................................72


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

   9.9.     EMPLOYEE BENEFIT PLANS......................................................................73
   9.10.    BUSINESS ACTIVITIES.........................................................................73
   9.11.    FISCAL YEAR.................................................................................73
   9.12.    TRANSACTIONS WITH AFFILIATES................................................................73
   9.13.    BANK ACCOUNTS...............................................................................74

10.   FINANCIAL COVENANTS...............................................................................74

   10.1.    INTEREST COVERAGE...........................................................................74
   10.2.    CAPITAL EXPENDITURES........................................................................75
   10.3.    MINIMUM EBITDA..............................................................................75
   10.4.    LEVERAGE RATIO..............................................................................76
   10.5.    CONSOLIDATED TANGIBLE NET WORTH.............................................................77
   10.6.    FIXED CHARGE COVERAGE RATIO.................................................................77

11.   CLOSING CONDITIONS................................................................................77

   11.1.    LOAN DOCUMENTS, ETC.........................................................................77
   11.2.    CERTIFIED COPIES OF GOVERNING DOCUMENTS.....................................................78
   11.3.    CORPORATE OR OTHER ACTION; CORPORATE STRUCTURE..............................................78
   11.4.    INCUMBENCY CERTIFICATE......................................................................78
   11.5.    VALIDITY OF LIENS...........................................................................78
   11.6.    PERFECTION CERTIFICATES AND UCC SEARCH RESULTS..............................................79
   11.7.    LANDLORD CONSENTS...........................................................................79
   11.8.    CERTIFICATES OF INSURANCE...................................................................79
   11.9.    SOLVENCY CERTIFICATE........................................................................79
   11.10.   OPINION OF COUNSEL..........................................................................79
   11.11.   PAYMENT OF FEES.............................................................................79
   11.12.   PAYOFF LETTER...............................................................................79
   11.13.   MORTGAGES...................................................................................80
   11.14.   FEE LETTERS.................................................................................80
   11.15.   SECURITY INTEREST SUBORDINATION AGREEMENT...................................................80
   11.16.   POST-CLOSING LETTER.........................................................................80
   11.17.   MISCELLANEOUS...............................................................................80

12.   CONDITIONS TO ALL BORROWINGS......................................................................80

   12.1.    REPRESENTATIONS TRUE; NO EVENT OF DEFAULT...................................................80
   12.2.    NO LEGAL IMPEDIMENT.........................................................................81
   12.3.    PROCEEDINGS AND DOCUMENTS...................................................................81

13.   EVENTS OF DEFAULT; ACCELERATION; ETC..............................................................81

   13.1.    EVENTS OF DEFAULT AND ACCELERATION..........................................................81
   13.2.    TERMINATION OF COMMITMENTS..................................................................84
   13.3.    REMEDIES....................................................................................84
   13.4.    DISTRIBUTION OF COLLATERAL PROCEEDS.........................................................84

14.   THE ADMINISTRATIVE AGENT..........................................................................85

   14.1.    AUTHORIZATION...............................................................................85
   14.2.    EMPLOYEES AND ADMINISTRATIVE AGENTS.........................................................86
   14.3.    NO LIABILITY................................................................................86
   14.4.    NO REPRESENTATIONS..........................................................................86
   14.5.    PAYMENTS....................................................................................87
   14.6.    HOLDERS OF REVOLVING CREDIT NOTES...........................................................88
   14.7.    INDEMNITY...................................................................................88
   14.8.    ADMINISTRATIVE AGENT AS LENDER..............................................................88
   14.9.    RESIGNATION.................................................................................89


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

   14.10.   NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT..............................................89
   14.11.   DUTIES IN THE CASE OF ENFORCEMENT...........................................................89
   14.12.   RELEASE OF COLLATERAL.......................................................................90

15.   ASSIGNMENT AND PARTICIPATION......................................................................90

   15.1.    CONDITIONS TO ASSIGNMENT BY LENDERS.........................................................90
   15.2.    CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS..............................91
   15.3.    REGISTER....................................................................................92
   15.4.    NEW REVOLVING CREDIT NOTES..................................................................92
   15.5.    PARTICIPATIONS..............................................................................93
   15.6.    ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER........................................93
   15.7.    MISCELLANEOUS ASSIGNMENT PROVISIONS.........................................................94
   15.8.    ASSIGNMENT BY BORROWER......................................................................94

16.   PROVISIONS OF GENERAL APPLICATIONS................................................................94

   16.1.    SETOFF......................................................................................94
   16.2.    EXPENSES....................................................................................95
   16.3.    INDEMNIFICATION.............................................................................96
   16.4.    TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION...............................................97
   16.5.    SURVIVAL OF COVENANTS, ETC..................................................................98
   16.6.    NOTICES.....................................................................................98
   16.7.    GOVERNING LAW...............................................................................99
   16.8.    HEADINGS....................................................................................99
   16.9.    COUNTERPARTS................................................................................99
   16.10.   ENTIRE AGREEMENT, ETC.......................................................................99
   16.11.   WAIVER OF JURY TRIAL.......................................................................100
   16.12.   CONSENTS, AMENDMENTS, WAIVERS, ETC.........................................................100
   16.13.   SEVERABILITY...............................................................................101


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

                                    EXHIBITS


EXHIBIT A       Form of Copyright Mortgage

EXHIBIT B       Form of Guaranty

EXHIBIT C       Form of Mortgage

EXHIBIT D       Form of Security Agreement

EXHIBIT E       Form of Stock Pledge Agreement

EXHIBIT F       Form of Revolving Credit Note

EXHIBIT G       Form of Loan and Letter of Credit Request

EXHIBIT H       Form of Assignment and Acceptance

EXHIBIT I       Form of Solvency Certificate


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

                                   SCHEDULES

SCHEDULE 1(a)           Lenders and Commitments

SCHEDULE 1(b)           Core Mortgaged Properties

SCHEDULE 1(c)           Encumbered Properties

SCHEDULE 1(d)           Excess Properties

SCHEDULE 1(e)           Non-Encumbered Properties

SCHEDULE 1(f)           Permitted Units

SCHEDULE 1(g)           Units

SCHEDULE 1(h)           Existing Letters of Credit

SCHEDULE 7.3            Title to Properties; Leases

SCHEDULE 7.7            Litigation

SCHEDULE 7.14           Perfection of Security Interest

SCHEDULE 7.18           Environmental Compliance

SCHEDULE 7.19           Subsidiaries Etc.

SCHEDULE 7.21           Bank Accounts

SCHEDULE 8.19           Non-Core Mortgaged Properties

SCHEDULE 9.1            Existing Indebtedness

SCHEDULE 9.2            Existing Liens

SCHEDULE 9.2.2          Restrictions on Negative Pledges

SCHEDULE 9.3            Existing Investments

SCHEDULE 11.13          Mortgages on Core Mortgaged Properties

                                REVOLVING CREDIT
                                    AGREEMENT

                  This REVOLVING CREDIT AGREEMENT, dated as of December 17, 2001, is among FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation (the "BORROWER"), the various financial institutions and other Persons from time to time parties hereto listed on Schedule 1(a) attached hereto (the "LENDERS"), FLEET NATIONAL BANK, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") and documentation agent for the Lenders (in such capacity, the "DOCUMENTATION AGENT"), BANC OF AMERICA SECURITIES LLC and FLEET SECURITIES, INC., as co-lead arrangers and joint book runners (collectively in such capacities, the "CO-LEAD ARRANGERS"), and BANK OF AMERICA, N.A., as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT").

1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         ADJUSTMENT DATE. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to Section 8.4(d).

         ADMINISTRATIVE AGENT. Fleet National Bank, acting as administrative agent for the Lenders; and each other Person appointed as the successor Administrative Agent in accordance with Section 14.9.

         ADMINISTRATIVE AGENT'S FEE. See Section 5.2.

         ADMINISTRATIVE AGENT'S FEE LETTER. The fee letter, dated as of the Closing Date, between the Borrower and the Administrative Agent.

         ADMINISTRATIVE AGENT'S OFFICE. The Administrative Agent's office located at 100 Federal Street, Boston, MA 02110, or at such other location as the Administrative Agent may designate from time to time.

         ADMINISTRATIVE AGENT'S SPECIAL COUNSEL. Bingham Dana LLP or such other counsel as may be approved by the Administrative Agent.

         AFFILIATE. As to any Person, another Person which, directly or indirectly, controls, is controlled by or is under common control with such first Person. "Control" of the Borrower means the power, directly or indirectly,
(a) to vote ten percent (10%) or more of the Capital Stock (on a fully diluted basis) of the Borrower having ordinary voting power for the election of directors, managing members or general partners (as applicable); or (b) to direct or cause the direction of the management and policies of the Borrower (whether by contract or otherwise).

         AGENCY ACCOUNT AGREEMENT. See Section 8.14.

         APPLICABLE MARGIN. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "RATE ADJUSTMENT PERIOD"), the Applicable Margin shall be the applicable margin set forth below with respect to the Leverage Ratio, as determined for the Reference Period of the Borrower and its Subsidiaries ending on the fiscal quarter ended immediately prior to the applicable Rate Adjustment Period.

-------------------------------------------------------------------------------------------------------------
                                             Base Rate       Eurodollar       Letter of
     Level            Leverage Ratio           Loans         Rate Loans      Credit Fees     Commitment Fee
-------------------------------------------------------------------------------------------------------------
       I         Greater than or equal         2.50%           4.50%            4.50%            0.50%
                 to 4.00:1.00
-------------------------------------------------------------------------------------------------------------
       II        Less than 4.00:1.00 but       2.00%           4.00%            4.00%            0.50%
                 greater than or equal
                 to 3.50:1.00
-------------------------------------------------------------------------------------------------------------
       III       Less than 3.50:1.00           1.50%           3.50%            3.50%            0.50%
-------------------------------------------------------------------------------------------------------------

         Notwithstanding the foregoing, (a) for the Loans outstanding and the Letter of Credit Fees and the Commitment Fee payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the fiscal quarter ending June 30, 2002, the Applicable Margin shall be the Applicable Margin set forth in Level I above, and
(b) if the Borrower fails to deliver any Compliance Certificate pursuant to
Section 8.4(d) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

         APPLICABLE PENSION LEGISLATION. At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to the Borrower or any of its Subsidiaries.

         APPRAISED VALUE. The valuation of any Mortgaged Property or Units delivered to the Administrative Agent by an appraiser selected by the Administrative Agent and using such methodology as is satisfactory to the Administrative Agent.

         ASSET SALE. Any one or series of related transactions in which the Borrower or any of its Restricted Subsidiaries conveys, sells, leases, licenses or otherwise disposes of (other than to the Borrower or any Restricted Subsidiary of the Borrower), directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of capital stock of any Restricted Subsidiary other than to the Borrower or any Restricted Subsidiary of the Borrower) whether owned on the Closing Date or thereafter acquired.

         ASSIGNMENT AND ACCEPTANCE. An assignment and acceptance substantially in the form of EXHIBIT H hereto.

         BALANCE SHEET DATE. December 31, 2000.

         BASE RATE. The higher of (a) the variable annual rate of interest so designated from time to time by Fleet as its "PRIME RATE", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) 0.5% above the Federal Funds Effective Rate. For the purposes of this definition, "FEDERAL FUNDS EFFECTIVE RATE" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Changes in the Base Rate resulting from any changes in Fleet's "PRIME RATE" shall take place immediately without notice or demand of any kind.

         BASE RATE LOANS. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

         BORROWER. As defined in the preamble hereto.

         BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); PROVIDED that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

         CAPITAL EXPENDITURES. Amounts paid or Indebtedness incurred by the Borrower or any of its Subsidiaries (excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced) in connection with (a) the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP (other than Growth Capital Expenditures paid for with the proceeds of Indebtedness permitted pursuant to
Section 9.1(c)(ii)), or (b) the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

         CAPITAL STOCK. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         CAPITALIZED LEASES. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

         CASH EQUIVALENTS. As to the Borrower and its Subsidiaries, (a) securities issued or directly and fully guaranteed or insured by the United States of America and having a maturity of not more than one (1) year from the date of acquisition; (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of one (1) year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one (1) year and overnight bank deposits, in each case, (i) with any Lenders or (ii) with any domestic commercial bank organized under the laws of the United States of America or any state thereof or a foreign subsidiary of such bank, in each case having a rating of not less than A or its equivalent by S&P or any successor and having capital and surplus in excess of $500,000,000; (c) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (a) and (b) above which (i) are secured by a fully perfected security interest in any obligation of the type described in clause
(a) hereof, and (ii) have a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder; (d) any commercial paper or finance company paper issued by (i) any Lender or any holding company controlling any Lender or (ii) any other Person that is rated not less than "P-1" or "A-1" or their equivalents by Moody's or S&P or their successors; or (e) mutual funds registered under Rule 2a-7 of the Investment Company Act of 1940 investing only in assets described in clauses (a) through (d) of this definition.

         CASUALTY EVENT. With respect to any property (including any interest in property) of the Borrower or any of its Restricted Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which the Borrower or such Restricted Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

         CERCLA. See Section 7.18(a).

         CHANGE OF CONTROL. (a) An event or series of events by which any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly OR indirectly, of 30% or more of the outstanding shares of the Voting Stock of the Borrower on a fully diluted basis; or (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

         CLOSING DATE. The first date on which the conditions set forth in
Section 11 have been satisfied and any Revolving Credit Loans are to be made or any Letter of Credit is to be issued hereunder.

         CLOSING FEE. See Section 5.1.

         CO-LEAD ARRANGERS. Collectively, Banc of America Securities LLC and Fleet Securities, Inc.

         CODE. The Internal Revenue Code of 1986.

         COLLATERAL. All of the property, rights and interests of the Borrower and its Restricted Subsidiaries that are or are intended to be subject to the Liens created by the Security Documents.

         COMMITMENT. With respect to each Lender, the amount set forth on
SCHEDULE 1(a) hereto or in the applicable Assignment and Acceptance, in each case as the amount of such Lender's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         COMMITMENT FEE. See Section 2.2.

         COMMITMENT PERCENTAGE. With respect to each Lender, the percentage set forth on SCHEDULE 1(a) hereto or in the applicable Assignment and Acceptance, in each case as such Lender's percentage of the aggregate Commitments of all of the Lenders.

         COMPLIANCE CERTIFICATE. A certificate certified by the principal financial or accounting officer of the Borrower and setting forth in reasonable detail computations evidencing compliance with the covenants contained in
Section 10 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date, in form and substance reasonably acceptable to the Administrative Agent.

         CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

         CONSOLIDATED CURRENT ASSETS. For any fiscal year of the Borrower, the consolidated current assets of the Borrower and its consolidated Subsidiaries determined in accordance with GAAP, MINUS, all cash and Cash Equivalents.

         CONSOLIDATED CURRENT LIABILITIES. For any fiscal year of the Borrower,
(a) the consolidated current liabilities of the Borrower and its consolidated Subsidiaries, PLUS, (b) the current liabilities of any Person (other than the Borrower or a consolidated Subsidiary) which are guaranteed by the Borrower or a consolidated Subsidiary, all determined for such fiscal year in accordance with GAAP, MINUS, the currently maturing portion of all Indebtedness.

         CONSOLIDATED EBITDA. With respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal period, PLUS (b) in each case to the extent deducted in the calculation of such Person's Consolidated Net Income and without duplication,
(i) depreciation and amortization for such period, PLUS (ii) income tax expense for such period, PLUS (iii) Consolidated Total Interest Expense paid or accrued during such period, PLUS (iv) other noncash charges for such period which do not result in cash payments for any subsequent period, all as determined in accordance with GAAP, after eliminating therefrom all extraordinary noncash nonrecurring items of expense.

         CONSOLIDATED EBITDAR. With respect to any fiscal period, an amount equal to the sum of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such fiscal period, PLUS, (b) Rental Expense.

         CONSOLIDATED NET INCOME (OR DEFICIT). The consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, after eliminating therefrom all extraordinary nonrecurring items of income, each as determined in accordance with GAAP.

         CONSOLIDATED TANGIBLE NET WORTH. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

         (a) the total book value of all assets of the Borrower properly classified as intangible assets under GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; PLUS

         (b) all amounts representing any write-up in the book value of any assets of the Borrower resulting from a revaluation thereof subsequent to the Balance Sheet Date.

                  CONSOLIDATED TOTAL ASSETS. The sum of (a) all assets ("CONSOLIDATED BALANCE SHEET ASSETS") of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, PLUS (b) without duplication, the net value, determined in accordance with GAAP, of all assets leased by the Borrower or any Subsidiary as lessee under any Synthetic Lease to the extent that such assets would have been consolidated balance sheet assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

         CONSOLIDATED TOTAL FUNDED DEBT. With respect to the Borrower and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of Revolving Credit Notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business),
(iii) in respect of any Synthetic Leases or any Capitalized Leases, and (iv) the maximum drawing amount of all letters of credit outstanding and bankers acceptances (excluding Letters of Credit constituting documentary letters of credit in an aggregate stated amount not to exceed $250,000), PLUS, (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by the Borrower or any of its Subsidiaries, MINUS, (c) cash and Cash Equivalents in excess of $10,000,000.

         CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including Commitment Fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

         CONSOLIDATED TOTAL LIABILITIES. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of the Borrower and its Subsidiaries and all other Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

         CONSOLIDATED WORKING CAPITAL. For any fiscal year of the Borrower, the amount by which Consolidated Current Assets exceeds Consolidated Current Liabilities on the last day of such fiscal year.

         CONVERSION REQUEST. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.7.

         COPYRIGHT MORTGAGES. The several Memorandums of Grants of Security Interest in Copyrights made by the Borrower and its Restricted Subsidiaries in favor of the Administrative Agent, substantially in the form of EXHIBIT A hereto and in form and substance reasonably satisfactory to the Administrative Agent.

         CORE MORTGAGED PROPERTIES. Any Real Estate listed on SCHEDULE 1(b) hereto and any additional Real Estate pledged as "Core Mortgaged Properties" pursuant to Section 8.13.3.

         CREDIT AGREEMENT. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         DEBT ISSUANCE. The sale or issuance by the Borrower or any of its Restricted Subsidiaries of any Indebtedness permitted by this Credit Agreement.

         DEFAULT. Any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         DELINQUENT LENDER. See Section 14.5.3.

         DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Borrower.

         DOCUMENTATION AGENT. Fleet National Bank, acting as documentation agent for the Lenders.

         DOLLARS or $. Dollars in lawful currency of the United States of America.

         DOMESTIC LENDING OFFICE. Initially, the office of each Lender designated as such in SCHEDULE 1(a) hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

         DRAWDOWN DATE. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7.

         EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         ENCUMBERED PROPERTIES. Any Real Estate listed on SCHEDULE 1(c) hereto which is subject to any Lien granted in connection with the Sale-Leaseback Transaction and the FFCA Mortgage Financing.

         ENVIRONMENTAL LAWS. See Section 7.18(a).

         EPA. See Section 7.18(b).

         EQUITY ISSUANCE. The sale or issuance by the Borrower or any of its Restricted Subsidiaries of any of its Capital Stock (other than (x) the sale or issuance of any Capital Stock by (i) the Borrower to any Restricted Subsidiary or (ii) any Restricted Subsidiary to the Borrower or another Restricted Subsidiary or (y) the sale or issuance of any Capital Stock by the Borrower or any of its Restricted Subsidiaries to any officers, directors or employees in connection with any benefit or compensation plan).

         ERISA. The Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

         ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

         EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "EUROCURRENCY LIABILITIES" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

         EURODOLLAR LENDING OFFICE. Initially, the office of each Lender designated as such in SCHEDULE 1(A) hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

         EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the arithmetic average of the rates per annum for the Reference Lender (rounded upwards to the nearest 1/16 of one percent) of the rate at which the Reference Lender's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Reference Lender to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         EURODOLLAR RATE LOANS. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

         EVENT OF DEFAULT. See Section 13.1.

         EXCESS CASH FLOW. For each of the 2002 and 2003 fiscal year of the Borrower, the excess (if any), of (a) Consolidated EBITDA for such fiscal year, OVER, (b) the sum (for such fiscal year) of (i) Consolidated Total Interest Expense actually paid in cash by the Borrower and its Subsidiaries, (ii) actual and accrued scheduled principal repayments, (iii) all income taxes actually paid in cash by the Borrower and its Subsidiaries, (iv) (A) Capital Expenditures (excluding Capital Expenditures made in connection with (x) Excess Cash Flow permitted to be used to make Permitted Excess Cash Flow Prepayments and not used to make such Permitted Excess Cash Flow Prepayments, (y) unused proceeds in respect of any Excess Properties Sales or (z) unused proceeds in respect of any Permitted Unit Sales) and (B) Growth Capital Expenditures made in connection with any Permitted Acquisition (excluding Growth Capital Expenditures in an amount equal to such portion of such Permitted Acquisition paid for with the proceeds of Indebtedness permitted pursuant to Section 9.1(c)(ii)), in each case actually made by the Borrower and its Subsidiaries in such fiscal year, and (v) any net increase (or, MINUS, any net decrease) in Consolidated Working Capital from the end of the prior fiscal year.

         EXCESS CASH FLOW ADJUSTMENT DATE. The first day of the month immediately following the month in which a Compliance Certificate in respect of annual financial statements is to be delivered by the Borrower pursuant to
Section 8.4(d).

         EXCESS CASH FLOW PERIOD. For each of the 2002 and 2003 fiscal year of the Borrower, the period commencing on the first Excess Cash Flow Adjustment Date following such fiscal year through the date immediately preceeding the next Excess Cash Flow Adjustment Date.

         EXCESS PROPERTIES. Any Real Estate listed on SCHEDULE 1(d).

         EXCESS PROPERTIES SALE. The sale or other disposition of any Excess Properties by the Borrower or any Restricted Subsidiary to any Person or business; PROVIDED, that immediately before and after giving effect to such sale, no Event of Default shall have occurred and be continuing or would result therefrom.

         EXCLUDED PROPERTIES. Any Real Estate constituting (i) Encumbered Properties, (ii) Excess Properties, (iii) Permitted Units and (iv) any other Real Estate (other than Core Mortgaged Properties) to the extent the granting of a valid and enforceable first priority Mortgage on such Real Estate would result in the incurrence of mortgage taxes or would require the consent by the applicable landlord prior to the granting of such Mortgage.

         EXISTING CREDIT AGREEMENT. The Credit Agreement, dated as of November 17, 1997, by and among the Borrower, Societe Generale, New York Branch, as administrative agent for the lenders and the other parties thereto, as the same has been amended, supplemented, amended and restated or otherwise modified prior to the Closing Date.

         EXISTING LENDER. Societe Generale, New York Branch, as administrative agent for the lenders party to the Existing Credit Agreement.

         EXISTING LETTERS OF CREDIT. The letters of credit issued by Societe Generale, New York Branch and listed on SCHEDULE 1(h).

         FEE LETTERS. The Administrative Agent's Fee Letter and the Lenders' Fee Letter.

         FEES. Collectively, the Commitment Fee, the Letter of Credit Fees, the Administrative Agent's Fee and the Closing Fee.

         FFCA AMENDED AND RESTATED MASTER LEASE. The Amended and Restated Master Lease, dated as of the Closing Date, by and between GECC and the Borrower.

         FFCA LOAN AGREEMENTS. The loan agreements, each dated as of the Closing Date, by and among GECC, as lender, and the SPVs, as borrowers.

         FFCA MASTER LEASES. The Master Leases executed in connection with the FFCA Mortgage Financing, each dated as of the Closing Date, by and among the SPVs, as lessors, and the Borrower, as lessee.

         FFCA MORTGAGE FINANCING. The mortgage financing transaction described in the FFCA Loan Agreements.

         FFCA MORTGAGE FINANCING DOCUMENTS. Any and all documents and instruments delivered or executed in connection with the FFCA Mortgage Financing (including the FFCA Amended and Restated Master Lease), as the same may be amended, supplemented or amended and restated or otherwise modified from time to time in accordance with Section 9.8.

         FINANCIAL AFFILIATE. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by Section 4(e) of the Bank Holding Company Act of 1956 (12 U.S.C.
Section 1843).

         FIXED CHARGE COVERAGE RATIO. As of any date of determination, the ratio of (a) Consolidated EBITDAR, MINUS, the sum of (b)(i) Capital Expenditures (excluding Capital Expenditures made in connection with (A) Excess Cash Flow permitted to be used to make Permitted Excess Cash Flow Prepayments and not used to make such Permitted Excess Cash Flow Prepayments, (B) unused proceeds in respect of any Excess Properties Sales or (C) unused proceeds in respect of any Permitted Unit Sales), and (ii) cash income tax expense, TO, the sum of (x) Consolidated Total Interest Expense payable in cash, (y) actual and accrued scheduled principal repayments of Indebtedness made or accrued during such period, and (z) Rental Expense.

         FLEET. Fleet National Bank, a national banking association, in its individual capacity.

         FLEET CONCENTRATION ACCOUNT. See Section 8.14.

         FLEET CONCENTRATION ACCOUNT AGREEMENT. See Section 8.14.

         FOREIGN SUBSIDIARIES. Each Subsidiary of the Borrower organized under the laws of any jurisdiction other than the United States or any state thereof.

         GAAP OR GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (a) When used in
Section 10, whether directly or indirectly through reference to a capitalized term used therein, means

(i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, PROVIDED that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

         GECC. GE Capital Franchise Finance Corporation, a Delaware corporation.

         GOVERNING DOCUMENTS. With respect to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

         GOVERNMENTAL AUTHORITY. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

         GROWTH CAPITAL EXPENDITURES. Amounts paid or Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of any restaurant locations other than the Units set forth on SCHEDULE 1(g) on the Closing Date.

         GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         GUARANTY. The Guaranty made by each Restricted Subsidiary of the Borrower in favor of the Lenders and the Administrative Agent, pursuant to which each Restricted Subsidiary of the Borrower guaranties to the Lenders and the Administrative Agent the payment and performance of the Obligations, substantially in the form of EXHIBIT B hereto and in form and substance satisfactory to the Administrative Agent.

         HAZARDOUS SUBSTANCES. See Section 7.18(b).

         INDEBTEDNESS. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (a) every obligation of such Person for money borrowed;

                  (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

                  (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

                  (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

                  (e) every obligation of such Person under any Capitalized
         Lease;

                  (f) every obligation of such Person under any Synthetic
         Lease;

                  (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "RECEIVABLES"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith;

                  (h) every obligation of such Person (an "EQUITY RELATED PURCHASE OBLIGATION") to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock;

                  (i) every net obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "DERIVATIVE CONTRACT");

                  (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law; and

                  (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the "PRIMARY OBLIGATION") of another Person (the "PRIMARY OBLIGOR"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "AMOUNT" or "PRINCIPAL AMOUNT" of any Indebtedness at any time of determination represented by (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any derivative contract referred to in clause (i) shall be the maximum amount (after giving effect to netting) of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred,
(y) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (z) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith, in each case subject to any limitation contained in such guaranty or other contingent liability.

         INELIGIBLE SECURITIES. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

         INTEREST COVERAGE RATIO. As of any date of determination, the ratio of
(a) Consolidated EBITDA, TO, (b) Consolidated Total Interest Expense. --

         INTEREST PAYMENT DATE. (a) As to any Base Rate Loan, the last day of the calendar quarter with respect to interest accrued during such quarter, including, without limitation, the quarter which includes the Drawdown Date of such Base Rate Loan; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         INTEREST PERIOD. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan and Letter of Credit Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurodollar
         Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if the Borrower shall fail to give notice as provided in Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (e) any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

         INTEREST RATE AGREEMENT. Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement or other similar agreement or arrangement to which the Borrower and any Lender is a party, designed to protect the Borrower against fluctuations in interest rates.

         INTERIM CONCENTRATION ACCOUNT. See Section 8.14.

         INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property (other than in the ordinary course of business) to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any other Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty (subject to any limitation contained in such guaranty) shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and
(d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         LENDER AFFILIATE. (a) With respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, limited liability company, trust or legal entity) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other entity (whether a corporation, partnership, limited liability company, trust or other legal entity) that is a fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         LENDERS' FEE LETTER. The fee letter, dated as of the Closing Date, among Fleet, Bank of America, N.A., First Massachusetts Bank, N.A. and the Borrower.

         LENDERS. Fleet and the other lending institutions listed on SCHEDULE 1(a) hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to Section 15.

         LETTER OF CREDIT. See Section 4.1.1.

         LETTER OF CREDIT APPLICATION. See Section 4.1.1.

         LETTER OF CREDIT FEE. The fees set forth in Section 4.6.

         LETTER OF CREDIT PARTICIPATION. See Section 4.1.4.

         LEVERAGE RATIO. As at any date of determination, the ratio of (a) Consolidated Total Funded Debt outstanding on such date, TO, (b) Consolidated EBITDA for the Reference Period ending on such date.

         LIEN. Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

         LOAN DOCUMENTS. This Credit Agreement, the Revolving Credit Notes, the Letter of Credit Applications, the Compliance Certificate, the Letters of Credit, the Mortgages, the Copyright Mortgage, the Trademark Assignments, the Fee Letters, each agreement pursuant to which the Administrative Agent is granted a Lien to secure Obligations (including, without limitation, the Security Documents) and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         LOAN AND LETTER OF CREDIT REQUEST. A written notice of each Revolving Credit Loan and Letter of Credit requested pursuant to this Credit Agreement, substantially in the form of EXHIBIT G hereto.

         LOANS. Collectively, the Revolving Credit Loans and the Swing Line
Loans.

         LOCAL ACCOUNT. See Section 8.14.

         MATERIAL ADVERSE EFFECT. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

                  (a) a material adverse effect on the business, assets, liabilities (actual or contingent), condition (financial or otherwise), operations or prospects of the Borrower and its Subsidiaries, taken as a whole;

                  (b) a material adverse effect on the ability of the Borrower or any of its Subsidiaries taken as a whole, to perform any of their respective Obligations under any of the Loan Documents to which it is a party; or

                  (c) any material impairment of the validity, binding effect or enforceability of this Credit Agreement or any of the other Loan Documents, any material impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document or any material impairment of the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Documents.

         MAXIMUM DRAWING AMOUNT. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         MINIMUM AGGREGATE APPRAISAL AMOUNT. At any time of determination, the Total Commitment, MUTIPLIED BY, 2.25.

         MOODY'S. Moody's Investors Services, Inc.

         MORTGAGED PROPERTY. Any Real Estate which is subject to any Mortgage.

         MORTGAGES. The several mortgages and deeds of trust from the Borrower and its Restricted Subsidiaries to the Administrative Agent with respect to the fee and leasehold interests of the Borrower and its Restricted Subsidiaries in the Real Estate, substantially in the form of EXHIBIT C hereto and in form and substance reasonably satisfactory to the Administrative Agent.

         MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         NET CASH DEBT ISSUANCE PROCEEDS. With respect to any Debt Issuance of any Person, the excess of the gross cash proceeds received by such Person for such Debt Issuance after deduction of all reasonable and customary transaction expenses (including, without limitation, underwriting discounts and commissions) actually incurred in connection with such a sale or other issuance.

         NET CASH EQUITY ISSUANCE PROCEEDS. With respect to any Equity Issuance of any Person, the excess of the gross cash proceeds received by such Person for such Equity Issuance after deduction of all reasonable and customary transaction expenses (including, without limitation, underwriting discounts and commissions) actually incurred in connection with such a sale or other issuance.

         NET CASH SALE PROCEEDS. The net cash proceeds received by a Person in respect of any Asset Sale, less the sum of (a) all reasonable out-of-pocket fees, commissions and other reasonable and customary direct expenses actually incurred in connection with such Asset Sale, including the amount of any taxes required to be paid by such Person in connection with such Asset Sale, (b) the aggregate amount of cash so received by such Person which is required to be used to retire (in whole or in part) any Indebtedness (other than under the Loan Documents) of such Person permitted by this Credit Agreement that was secured by a lien or security interest permitted by this Credit Agreement having priority over the liens and security interests (if any) of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) with respect to such assets transferred and which is required to be repaid in whole or in part (which repayment, in the case of any other revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder) in connection with such Asset Sale, and (c) amounts to be provided by the Borrower or any Subsidiary, as the case may be, as a reserve against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Borrower or such Subsidiary, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters and liabilities under any indemnification obligation associated with the assets sold or disposed of in such Asset Sale; PROVIDED, that (x) the Borrower shall notify the Administrative Agent on or prior to the date of such Asset Sale of the amount of such reserve, and (y) the amount of such reserve shall be reasonably acceptable to the Administrative Agent.

         NET CASUALTY PROCEEDS. With respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of its Restricted Subsidiaries in connection with such Casualty Event, individually or in the aggregate over the course of a fiscal year (net of all reasonable and customary collection expenses thereof).

         NON-ENCUMBERED PROPERTIES. Any Real Estate listed on SCHEDULE 1(E) (as such Schedule may be amended from time prior to 60 days after the Closing Date) hereto which is not subject to any Mortgage and is not otherwise subject to any Lien granted in connection with the Sale-Leaseback Transaction, the FFCA Mortgage Financing or otherwise existing thereon.

         OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement, any of the other Loan Documents (including any fees or any interest accruing during, or which would have accrued but for, the pendency of any proceeding of the type described in Section 13.1(h)), any Interest Rate Agreement, any cash management services provided by any Lender or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Revolving Credit Notes, the Letter of Credit Applications, the Letters of Credit, or other instruments at any time evidencing any thereof.

         OPERATING ACCOUNT. See Section 2.6.2.

         OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         PERFECTION CERTIFICATES. The Perfection Certificates as defined in the Security Agreements.

         PERMITTED ACQUISITIONS. Any purchase or lease by the Borrower or any of its Restricted Subsidiaries of not more than five (5) restaurant locations in the aggregate at any time prior to the Revolving Credit Loan Maturity Date in which the following conditions are satisfied:

                  (a) immediately before and after giving effect to such purchase or lease, no Default shall have occurred and be continuing or would result therefrom;

                  (b) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full fiscal quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 8.4) giving PRO FORMA effect to the consummation of such purchase or lease and evidencing compliance with the covenants set forth in Section 10;

                  (c) the Permitted Acquisitions shall not exceed $7,000,000 in the aggregate; and

                  (d) no less than 70% of any Permitted Acquisition shall be paid with the proceeds of Indebtedness permitted pursuant to Section 9.1(c)(ii).

         PERMITTED EXCESS CASH FLOW PREPAYMENTS. For any Excess Cash Flow Period, the prepayment, redemption or repurchase of any of the Indebtedness outstanding under the Senior Note Indenture by the Borrower with the proceeds of Excess Cash Flow pursuant to Section 9.8(a)(ii) in which the following conditions are satisfied:

                  (a) immediately before and after giving effect to such prepayment, redemption or repurchase, no Default shall have occurred and be continuing or would result therefrom (including pursuant to Section 8.4);

                  (b) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full fiscal quarters immediately preceding such prepayment, redemption or repurchase (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 8.4) giving PRO FORMA effect to the consummation of such prepayment, redemption or repurchase and evidencing compliance with the covenants set forth in Section 10;

                  (c) immediately after such prepayment, redemption or repurchase, the Borrower shall have available to it cash and Cash Equivalents in an aggregate amount not less than $11,000,000 (it being understood that any Loans made pursuant to the Credit Agreement shall be deemed excluded for purposes of the limitation contained in this clause (c));

                  (d) immediately before and after giving effect to such prepayment, redemption or repurchase, the Fixed Charge Coverage Ratio shall be greater or equal to 1.20:1.00;

                  (e) for a period of ninety days prior to such prepayment, redemption or repurchase, the average daily amount of outstanding Loans for such period shall not exceed an amount equal to $5,000,000;

                  (f) the amount of all Permitted Excess Cash Flow Prepayments for any Excess Cash Flow Period shall not exceed 50% of Excess Cash Flow in the aggregate (PROVIDED, that any Excess Cash Flow permitted to be carried forward pursuant to Section 9.8(a) shall not be included for purposes of this clause (f)); and

                  (g) the prepayment, redemption or repurchase of any of the Indebtedness outstanding under the Senior Note Indenture by the Borrower shall be at or below par.

         PERMITTED LIENS. Liens permitted by Section 9.2.

         PERMITTED INTERCOMPANY SALES. The sale or other disposition of assets
(a) by the Borrower to any Restricted Subsidiary or (b) by any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary, in each case in which the following conditions are satisfied:

                  (a) immediately before and after giving effect to such sale, no Default shall have occurred and be continuing or would result therefrom; and

                  (b) the Permitted Intercompany Sales shall not exceed $5,000,000 in the aggregate.

         PERMITTED UNITS. The restaurant or other locations listed on SCHEDULE 1(f) owned or leased by the Borrower or any of its Subsidiaries as of the Closing Date (as such Schedule may be amended by the Borrower from time to time).

         PERMITTED UNIT SALES. The sale or other disposition of a Permitted Unit by the Borrower or any Restricted Subsidiary to any Person or business in which the following conditions are satisfied:

                  (a) immediately before and after giving effect to such sale, no Default shall have occurred and be continuing or would result therefrom;

                  (b) the Permitted Unit Sales shall not exceed $3,500,000 in the aggregate; and

                  (c) each Permitted Unit Sale is for fair market value and the consideration received consists of no less than 80% in cash.

         PERSON. Any individual, corporation, limited liability company, partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

         RCRA. See Section 7.18(a).

         REAL ESTATE. All real property (including any attendant fixtures) at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Restricted Subsidiaries.

         RECORD. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Revolving Credit Note.

         REFERENCE LENDER. Fleet.

         REFERENCE PERIOD. With respect to any fiscal quarter, the period comprising such fiscal quarter and the three immediately preceding fiscal quarters treated as a single accounting period.

         REGISTER. See Section 15.3.

         REIMBURSEMENT OBLIGATION. The Borrower's obligation to reimburse the Administrative Agent and the Lenders on account of any drawing under any Letter of Credit as provided in Section 4.2.

         RENTAL EXPENSE. All payments made or required to be made by the Borrower or any of its Subsidiaries, as lessee or sublessee under any operating lease of real or personal property as rental payments and contingent rentals, in each case, as calculated in accordance with GAAP, MINUS, rental income of the Borrower and its Subsidiaries paid in cash from any operating sublease of real property.

         REQUIRED LENDERS. As of any date, the Lenders holding at least 66.7% of the outstanding principal amount of the Revolving Credit Notes and if no such principal is outstanding, the Lenders whose aggregate Commitments constitute at least 66.7% of the Total Commitment.

         RESTRICTED PAYMENT. In relation to the Borrower and its Subsidiaries, any (a) Distribution, (b) payment or prepayment in respect of Capital Stock by the Borrower or its Subsidiaries to the Borrower's or any Subsidiary's shareholders (or other equity holders), in each case, other than (i) to the Borrower, or to any Affiliate of the Borrower or any Subsidiary or any Affiliate of the Borrower's or such Subsidiary's shareholders (or other equity holders), in each case, other than to the Borrower or (ii) made in connection with the Senior Note Tender Offer, or (c) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a "DERIVATIVES COUNTERPARTY") obligating the Borrower or any Restricted Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Borrower or such Subsidiary.

         RESTRICTED SUBSIDIARY. Each Subsidiary that is not an Unrestricted Subsidiary.

         REVOLVING CREDIT LOAN MATURITY DATE. December 17, 2004.

         REVOLVING CREDIT LOANS. Revolving credit loans made or to be made by the Lenders to the Borrower pursuant to Section 2.

         REVOLVING CREDIT NOTE RECORD. A Record with respect to a Revolving Credit Note.

         REVOLVING CREDIT NOTES. The revolving promissory notes of the Borrower in substantially the form of EXHIBIT F attached hereto.

         SALE-LEASEBACK TRANSACTION. The sale-leaseback transaction as evidenced and otherwise described in the Purchase Agreement and Escrow Instructions, dated as of the Closing Date, by and among Realty Income Corporation, as buyer, and the Borrower, as seller.

         SALE-LEASEBACK TRANSACTION DOCUMENTS. Any and all documents and instruments delivered or executed in connection with the Sale Leaseback Transaction, as the same may be amended, supplemented or amended and restated or otherwise modified from time to time in accordance with Section 9.8.

         SECURITY INTEREST SUBORDINATION AGREEMENTS. Each of (a) the Security Interest Subordination Agreements, dated as of the Closing Date, among the SPVs, the Borrower and the Administrative Agent, and (b) the Security Interest Subordination Agreement, dated as of the Closing Date, among GECC, the Borrower and the Administrative Agent.

         S&P. Standard & Poor's Ratings Group.

         SARA. See Section 7.18(a).

         SEC. The Securities and Exchange Commission.

         SECURITY AGREEMENTS. The several Security Agreements between the Borrower and its Restricted Subsidiaries and the Administrative Agent, substantially in the form of EXHIBIT D hereto and in form and substance reasonably satisfactory to the Administrative Agent.

         SECURITY DOCUMENTS. The Guaranty, the Security Agreements, the Mortgages, the Trademark Assignments, the Copyright Mortgages, the Stock Pledge Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

         SENIOR NOTE INDENTURE. The Senior Note Indenture, dated as of November 17, 1997, by and among the Borrower, The Bank of New York, as trustee for the holders, and the other parties thereto.

         SENIOR NOTE TENDER OFFER. The tender offer commenced by the Borrower in an amount not to exceed more than $21,273,000 of the aggregate amount outstanding under the senior notes issued pursuant to the Senior Note Indenture.

         SETTLEMENT. The making or receiving of payments, in immediately available funds, by the Lenders, to the extent necessary to cause each Lender's actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan and Letter of Credit Request) to be equal to such Lender's Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan and Letter of Credit Request), in any case where, prior to such event or action, the actual share is not so equal.

         SETTLEMENT AMOUNT. See Section 2.9.1.

         SETTLEMENT DATE. (a) The Drawdown Date relating to any Loan and Letter of Credit Request, (b) Friday of each week, or if a Friday is not a Business Day, the Business Day immediately following such Friday, (c) at the option of the Administrative Agent, on any Business Day following a day on which the account officers of the Administrative Agent active upon the Borrower's account become aware of the existence of an Event of Default, (d) any Business Day on which the amount of Revolving Credit Loans outstanding from Fleet PLUS Fleet's Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than Fleet's Commitment Percentage of the Total Commitment, (e) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate Loan occurs, and (f) any Business Day on which (i) the amount of outstanding Revolving Credit Loans decreases and (ii) the amount of the Administrative Agent's Revolving Credit Loans outstanding equals zero Dollars ($0).

         SETTLING LENDER. See Section 2.9.1.

         SOLVENCY CERTIFICATE. A solvency certificate substantially in the form of EXHIBIT I hereto.

         SPV. Collectively, Friendly's Realty I, LLC, a Delaware limited liability company, Friendly's Realty II, LLC, a Delaware limited liability company, and Friendly's Realty III, LLC, a Delaware limited liability company, or one or more successor special purpose vehicles which hold title to any of the assets held by the SPVs existing on the Closing Date.

         STOCK PLEDGE AGREEMENT. The Stock Pledge Agreement between the Borrower and its Restricted Subsidiaries, if applicable, and the Administrative Agent, substantially in the form of EXHIBIT E hereto and in form and substance reasonably satisfactory to the Administrative Agent.

         SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         SURVEY. In relation to the manufacturing plant and headquarters located at 1855 Boston Road, Wilbraham, Massachusetts 01095, an instrument survey for such property dated as of a date subsequent to the Closing Date, which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of such property, shall not show any encroachments by others, shall show the zoning district or districts in which such property is located, shall show any flood hazard district as established by the Federal Emergency Management Agency or any successor agency or equivalent of any other Governmental Authority and shall show whether such property is located in any flood plain, flood hazard or wetland protection district established by any Governmental Authority.

         SURVEYOR CERTIFICATE. In relation to each Mortgaged Property for which a Survey has been conducted, a certificate executed by the surveyor who prepared such Survey dated as of a recent date and containing such information relating to such Mortgaged Property as the Administrative Agent or the Title Insurance Company may require, such certificate to be satisfactory to the Administrative Agent in form and substance.

         SWING LINE LOANS. See Section 2.6.2.

         SYNDICATION AGENT. Bank of America, N.A.

         SYNTHETIC LEASE. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

         TITLE INSURANCE COMPANY. Commonwealth Title Insurance Company or Lawyers Title Insurance Company, each a wholly-owned subsidiary of Landamerica Title Insurance Company.

         TITLE POLICY. In relation to each Core Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Administrative Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Administrative Agent insuring the priority of the Mortgage of such Core Mortgaged Property and that the Borrower or one of its Restricted Subsidiaries holds marketable fee simple or leasehold title, as the case may be, to such Core Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens, persons in occupancy (except Borrower) or, in respect of the manufacturing plant and headquarters located at 1855 Boston Road, Wilbraham, Massachusetts 01095, matters which would be shown by a survey (except as may be permitted by such Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is reasonably acceptable to the Administrative Agent in its reasonable discretion, and shall contain such endorsements and affirmative insurance as the Administrative Agent in its reasonable discretion may require, but only to the extent available, including but not limited to (a) comprehensive endorsement, (b) variable rate of interest endorsement, (c) usury endorsement,
(d) revolving credit endorsement and (e) doing business endorsement.

         TOTAL COMMITMENT. The sum of the Commitments of the Lenders, as in effect from time to time, and which shall be in an aggregate principal amount not to exceed $30,000,000.

         TRADEMARK ASSIGNMENTS. The several Trademark Assignments made by the Borrower and its Restricted Subsidiaries in favor of the Administrative Agent and the

Assignments of Trademarks and Service Marks executed in connection therewith in form and substance reasonably satisfactory to the Administrative Agent.

         TYPE. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         UNITS. The restaurant locations listed on SCHEDULE 1(g) constituting all restaurant locations owned or leased by the Borrower or any of its Subsidiaries as of the Closing Date.

         UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrower does not reimburse the Administrative Agent and the Lenders on the date specified in, and in accordance with, Section 4.2.

         UNRESTRICTED SUBSIDIARY. Restaurant Insurance Corporation, the SPVs, any Foreign Subsidiary or any other Subsidiary designated as an Unrestricted Subsidiary and formed in compliance with Section Section 9.3(i) and 9.5.

         VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2. RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                  (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                  (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                  (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

2. THE REVOLVING CREDIT FACILITY.

         2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrower, and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment MINUS such Lender's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, PROVIDED that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment at such time. The Revolving Credit Loans shall be made PRO RATA in accordance with each Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 11 and
Section 12, in the case of the initial Revolving Credit Loans to be made on the Closing

Date, and Section 12, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         2.2. COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee (the "COMMITMENT FEE") calculated at the rate per annum of the Applicable Margin with respect to the Commitment Fee as in effect from time to time on the average daily amount during each calendar quarter or portion thereof from the date hereof, Closing Date or other applicable date to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate.

         2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Administrative Agent to reduce by $1,000,000 or an integral multiple thereof or to terminate entirely the Total Commitment whereupon the Commitments of the Lenders shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

         2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate Revolving Credit Notes, dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with
Section 15 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Note, an appropriate notation on such Lender's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Lender's Revolving Credit Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender absent manifest error, but the failure to record, or any error in so recording, any such amount on such Lender's Revolving Credit Note Record shall not limit or otherwise affect the


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

obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 5.11:

          (a) Each Revolving Credit Loan which is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate PLUS the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

          (b) Each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period PLUS the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

         2.6. REQUESTS FOR REVOLVING CREDIT LOANS.

              2.6.1. GENERAL. The Borrower shall give to the Administrative Agent a Loan and Letter of Credit Request no less than (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Loan and Letter of Credit Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. Each Loan shall be in a minimum aggregate amount of $250,000 or an integral multiple thereof.

              2.6.2. SWING LINE. Notwithstanding the notice and minimum amount requirements set forth in Section 2.6.1 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Administrative Agent may, in its sole discretion and without conferring with the Lenders, make Revolving Credit Loans to the Borrower (a) by entry of credits to the Borrower's operating account, as such operating account number is delivered to the Administrative Agent from time to time (the "OPERATING ACCOUNT") with the Administrative Agent to cover checks or other charges which the Borrower has drawn or made against such account or (b) in an amount as otherwise requested by the Borrower. The Borrower hereby requests and authorizes the Administrative Agent to make from time to time such Revolving Credit Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented for payment from the Operating Account or as otherwise so requested in an amount not to exceed $2,000,000. The Borrower acknowledges and agrees that the making of such Revolving Credit Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan and Letter of Credit Request including, without limitation, the limitations set forth in Section 2.1 and the requirements that the applicable provisions of Section 11 (in the case of Revolving Credit Loans made on the Closing Date) and Section 12 be satisfied. All actions taken by the Administrative Agent pursuant to the provisions of this
Section 2.6.2 shall be conclusive and binding on the Borrower and the Lenders absent the Administrative Agent's gross negligence or willful misconduct. Revolving Credit Loans made pursuant to this Section 2.6.2 shall be Base Rate Loans until converted in accordance with the provisions of the Credit Agreement and, prior to a Settlement, such interest shall be for the account of the Administrative Agent.

         2.7. CONVERSION OPTIONS.

              2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of the other Type, PROVIDED that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Administrative Agent at least one (1) Business Day's prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Administrative Agent at least three (3) Eurodollar Business Days' prior written notice of such election; and (c) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of the other Type as provided herein, PROVIDED that any partial conversion shall be in an aggregate principal amount of $250,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

              2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate

Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

              2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $250,000 or a whole multiple of $100,000 in excess thereof. No more than six (6) Eurodollar Rate Loans having different Interest Periods may be outstanding at any time.

         2.8. FUNDS FOR REVOLVING CREDIT LOAN.

              2.8.1. FUNDING PROCEDURES. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans (other than Revolving Credit Loans made pursuant to Section 2.6.2), each of the Lenders will make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Section Section 11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans (a) shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Commitment Percentage of any requested Revolving Credit Loans, or (b) shall not impose upon any other Lender any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

              2.8.2. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, TIMES (b) the amount of such Lender's Commitment Percentage of such Revolving Credit Loans, TIMES (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

         2.9. SETTLEMENTS.

              2.9.1. GENERAL. On each Settlement Date, the Administrative Agent shall, not later than 11:00 a.m. (Boston time), give telephonic or facsimile notice (a) to the Lenders and the Borrower of the respective outstanding amount of Revolving Credit Loans made by the Administrative Agent on behalf of the Lenders from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any Eurodollar Rate Loans to be made (following the giving of notice pursuant to Section 2.6.1(b)) on such date pursuant to a Loan and Letter of Credit Request and (b) to the Lenders of the amount (a "SETTLEMENT AMOUNT") that each Lender (a "SETTLING LENDER") shall pay to effect a Settlement of any Revolving Credit Loan. A statement of the Administrative Agent submitted to the Lenders and the Borrower or to the Lenders with respect to any amounts owing under this Section 2.9 shall be PRIMA FACIE evidence of the amount due and owing. Each Settling Lender shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of the Settlement Amount for such Settling Lender. All funds advanced by any Lender as a Settling Lender pursuant to this Section 2.9 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Lender to the Borrower and all funds received by any Lender pursuant to this Section 2.9 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Lender. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevent a Settling Lender from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, such Settling Lender will make such dispositions and arrangements with the other Lenders with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Lender's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Lender's Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

              2.9.2. FAILURE TO MAKE FUNDS AVAILABLE. The Administrative Agent may, unless notified to the contrary by any Settling Lender prior to a Settlement Date, assume that such Settling Lender has made or will make available to the Administrative Agent on such Settlement Date the amount of such Settling Lender's Settlement Amount, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Settling Lender makes available to the Administrative Agent such amount on a date after such Settlement Date, such Settling Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, TIMES (b) the amount of such Settlement Amount, TIMES (c) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Settling Lender with respect to any amounts owing under this Section 2.9.2 shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Settling Lender. If such Settling Lender's Settlement Amount is not made available to the Administrative Agent by such Settling Lender within three (3) Business Days following such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans as of such Settlement Date.

              2.9.3. NO EFFECT ON OTHER LENDERS. The failure or refusal of any Settling Lender to make available to the Administrative Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Lender's Settlement Amount shall not (a) relieve any other Settling Lender from its several obligations hereunder to make available to the Administrative Agent the amount of such other Settling Lender's Settlement Amount, or (b) impose upon any Lender, other than the Settling Lender so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

              2.10. REPAYMENTS OF REVOLVING CREDIT LOANS FROM FLEET CONCENTRATION ACCOUNT AFTER EVENT OF DEFAULT. Following the occurrence and during the continuance of an Event of Default of which the account officers of the Administrative Agent active on the Borrower's account have actual knowledge, all funds transferred to the Fleet Concentration Account and for which the Borrower has received credits shall be applied to the Obligations in accordance with Section 13.4.

3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

              3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon, any unpaid Fees and any Unpaid Reimbursement Obligations.

              3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS.

               (a) If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment at such time, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by Section 4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

               (b) Concurrently with the receipt by the Borrower or any Restricted Subsidiary of:

                    (i) Net Cash Sale Proceeds from Asset Sales (other than (A)
               the sale, lease, license or other disposition of assets in the ordinary course of business consistent with past practices, (B) Asset Sales made in connection with the Sale-Leaseback Transaction and the FFCA Mortgage Financing, (C) Excess Properties Sales, or (D) Permitted Unit Sales), the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to one hundred percent (100%) of such Net Cash Sale Proceeds; PROVIDED, HOWEVER, that the Borrower may, at its option (as elected by the Borrower in writing to the Administrative Agent on or prior to the event giving rise to such Net Cash Sale Proceeds), so long as the aggregate amount of Net Cash Sale Proceeds reinvested by the Borrower at any time after the Closing Date pursuant to this clause (i) shall not exceed $10,000,000 and so long as no Default shall have occurred and be continuing, reinvest (or commit to reinvest as evidenced by a binding written contract upon terms reasonably acceptable to the Administrative Agent) such Net Cash Sale Proceeds in assets to be used in the business of the Borrower and its Restricted Subsidiaries within 180 days of receipt thereof; PROVIDED, FURTHER, HOWEVER, that any Net Cash Sale Proceeds not so reinvested (or committed to be reinvested upon terms reasonably acceptable to the Administrative Agent) within 180 days of receipt thereof shall be immediately applied to the prepayment of the Loans as set forth in Section 3.4;

                    (ii) Net Cash Equity Issuance Proceeds of the Borrower or
               any of its Restricted Subsidiaries, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to seventy-five percent (75%) of such Net Cash Equity Issuance Proceeds;

                    (iii) Net Cash Debt Issuance Proceeds of the Borrower or any
               of its Restricted Subsidiaries (other than any Net Cash Debt Issuance Proceeds of Indebtedness permitted pursuant to Section 9.1), the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to one hundred percent (100%) of such Net Cash Debt Issuance Proceeds; or

                    (iv) Net Casualty Proceeds in excess of $500,000 in the
               aggregate of the Borrower or any of its Restricted Subsidiaries, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to one hundred percent (100%) of such Net Casualty Proceeds; PROVIDED, HOWEVER, the Borrower may, at its option (as elected by the Borrower in writing to the Administrative Agent within 90 days from the event giving rise to such Net Casualty Proceeds) commit (as evidenced by a binding written contract) such Net Casualty Proceeds within 180 days of receipt of such proceeds to the repair or replacement of the property so damaged, destroyed or taken, and, if so committed, such repair or replacement of the property so damaged, destroyed or taken shall have been commenced within 270 days of receipt of such proceeds pursuant to such binding written contract; PROVIDED, FURTHER, HOWEVER, that any Net Casualty Proceeds not so reinvested, or committed to be so reinvested, as the case may be, shall be immediately applied to the prepayment of the Loans as set forth in Section 3.4;

          (c) The Borrower shall repay in full to the Revolving Credit Lenders all principal, interest and other amounts outstanding under the Revolving Credit Loans on or before September 30 of each calendar year during the term hereof, commencing with the 2002 calendar year, such that as of September 30 of each such calendar year (or the next Business Day, if, in any year, September 30 is not a Business Day) and for a period of not less than 30 consecutive days immediately following the date of such repayment, the amount of all outstanding Revolving Credit Loans and all Unpaid Reimbursement Obligations shall be zero. Such payments shall not be made from the proceeds of the Loans or any other Indebtedness unless such Indebtedness is permitted pursuant to Section 9.1.

         3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium to be applied in the manner provided for in Section 3.4. The Borrower shall give the Administrative Agent, no later than 10:00 a.m., Boston time, at least one (1) Business Day's prior written notice of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, and three (3) Eurodollar Business Days' notice of any proposed prepayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $250,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each

Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

         3.4. APPLICATION OF PAYMENTS. All payments made pursuant to Section 3.2(b) shall be applied to reduce the outstanding amount of the Revolving Credit Loans and to permanently reduce the Total Commitment by such amount; PROVIDED, that any payments made pursuant to Section 3.2(b) shall not reduce the Total Commitment if on the date such payment is made (x) no Default has occurred and is continuing and (y) no Revolving Credit Loans are outstanding; PROVIDED, FURTHER, that if (x) a Default has occurred and is continuing and (y) no Revolving Credit Loans are outstanding, the Total Commitment shall be reduced by the amount of payments made pursuant to Section 3.2(b). Such mandatory prepayments shall be allocated among the Lenders in proportion, as nearly as practicable, to the respective outstanding amounts of each Lender's Revolving Credit Notes, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Subject to the first PROVISO in this
Section 3.4, no amounts repaid pursuant to this Section 3.4 may be reborrowed.

4. LETTERS OF CREDIT.

       4.1. LETTER OF CREDIT COMMITMENTS.

            4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Administrative Agent's customary form (a "LETTER OF CREDIT APPLICATION"), the Administrative Agent on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in Section 4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "LETTER OF CREDIT"), in such form as may be requested from time to time by the Borrower and agreed to by the Administrative Agent; PROVIDED, HOWEVER, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $20,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment at such time.

            4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Administrative Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

            4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and
(b) have an expiry date no later than the earlier of (i) one year from the date of issuance of such Letter of Credit

(it being understood that any Letters of Credit may be renewed for additional one-year periods with the consent of the Administrative Agent), or (ii) the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five
(45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks of general application adopted by the Administrative Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

            4.1.4. REIMBURSEMENT OBLIGATIONS OF LENDERS. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Administrative Agent on demand for the amount of each draft paid by the Administrative Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 4.2 (such agreement for a Lender being called herein the "LETTER OF CREDIT PARTICIPATION" of such Lender).

            4.1.5. PARTICIPATIONS OF LENDERS. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrower's Reimbursement Obligation under Section 4.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2.

       4.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Administrative Agent to issue, extend and renew each Letter of Credit and the Lenders to participate therein, the Borrower hereby agrees to reimburse or pay to the Administrative Agent, for the account of the Administrative Agent or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Administrative Agent hereunder:

          (a) except as otherwise expressly provided in Section 4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Administrative Agent, or the Administrative Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Administrative Agent in respect of any draft honored under such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Administrative Agent or any Lender in connection with any payment made by the Administrative Agent or any Lender under, or with respect to, such Letter of Credit;

          (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations; and

          (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to 105% of the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in Section 5.11 for overdue principal on the Revolving Credit Loans.

          4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Administrative Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Administrative Agent as provided in Section 4.2 on or before the date that such draft is paid or other payment is made by the Administrative Agent, the Administrative Agent may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, TIMES (b) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, TIMES
(c) a fraction, the numerator of which is the number of days that elapse from and including the date the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Administrative Agent, and the denominator of which is 360. The responsibility of the Administrative Agent to the Borrower and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         4.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this
Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Administrative Agent, any Lender or any beneficiary of a Letter of Credit. The Borrower further agrees with the Administrative Agent and the Lenders that the Administrative Agent and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Administrative Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken in good faith (and not constituting gross negligence or willful misconduct) in accordance with the standards of care imposed by law or any applicable code of documentary or standby letter of credit practices applicable to any Letter of Credit by the Administrative Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents shall be binding upon the Borrower and shall not result in any liability on the part of the Administrative Agent or any Lender to the Borrower.

         4.5. RELIANCE BY ADMINISTRATIVE AGENT. To the extent not inconsistent with Section 4.4, the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         4.6. LETTER OF CREDIT FEES.

              4.6.1. ISSUANCE FEE. The Borrower agrees to pay to the Administrative Agent for the account of the Lenders pro rata according to their respective

Commitment Percentages a letter of credit fee for each Letter of Credit in an amount equal to the Applicable Margin per annum in effect from time to time of the undrawn amount of such Letter of Credit. Such letter of credit fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Loan Maturity Date (and, if any Letter of Credit remains outstanding on the Revolving Credit Loan Maturity Date, thereafter on demand) for the period from the date of the issuance of each Letter of Credit to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

              4.6.2. FRONTING FEE. The Borrower agrees to pay the Administrative Agent a fronting fee for its own account for each Letter of Credit issued by the Administrative Agent in the amount agreed to between the Borrower and the Administrative Agent in the Administrative Agent's Fee Letter.

              4.6.3. OTHER FEES. In addition, with respect to each Letter of Credit, the Borrower agrees to pay to the Administrative Agent, for its own account, at such other time or times as such charges are customarily made by the Administrative Agent, the Administrative Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

5. CERTAIN GENERAL PROVISIONS.

       5.1. CLOSING FEES. The Borrower agrees to pay to the Lenders on the Closing Date a closing fee (the "CLOSING FEE") in the amount set forth in the Lenders' Fee Letter.

       5.2. ADMINISTRATIVE AGENT'S FEE. The Borrower shall pay to the Administrative Agent annually in advance, for the Administrative Agent's own account, on the Closing Date and on each anniversary of the Closing Date, an Administrative Agent's fee (the "ADMINISTRATIVE AGENT'S FEE") in the amount and on the dates set forth in the Administrative Agent's Fee Letter.

       5.3. FUNDS FOR PAYMENTS.

            5.3.1. PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal, interest, Reimbursement Obligations, Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in Dollars, for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agent's Office or at such other place that the Administrative Agent may from time to time designate, in each case on or prior to 11:00 a.m. (Boston time or other local time at the place of payment) and in immediately available funds.

            5.3.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (excluding franchise taxes and taxes imposed on or measured by the net income, profits or receipts of the Administrative Agent or any Lender, all such non-excludable items being called "TAXES") unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower in respect of any Taxes with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

            5.3.3. NON-U.S. LENDERS. Each Lender and the Administrative Agent that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a "NON-U.S. LENDER") hereby agrees that, if and to the extent it is legally able to do so, it shall, prior to the date of the first payment by the Borrower hereunder to be made to such Lender or the Administrative Agent or for such Lender's or the Administrative Agent's account, deliver to the Borrower and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including (a) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender or the Administrative Agent establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender or Administrative Agent of a trade or business in the United States or
(ii) totally exempt or partially exempt from United States federal withholding tax under a provision of an applicable tax treaty and (b) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that such Non-U.S. Lender (i) is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder of the Borrower for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed

Internal Revenue Service Form W-8 BEN or W-9, as applicable (or successor forms). Each Lender or the Administrative Agent agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrower's or the Administrative Agent's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8ECI or W-9 in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W-8BEN, Form W-8ECI or W-9, as applicable (or any successor forms thereto). The Borrower shall not be required to pay any additional amounts to any Non-U.S. Lender in respect of United States federal withholding tax pursuant to Section 5.3.2 above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this Section 5.3.3; PROVIDED, HOWEVER, that the foregoing shall not relieve the Borrower of its obligation to pay additional amounts pursuant to Section 5.3.2 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in interpretation, administration or application thereof, a Non-US Lender that was previously entitled to receive all payments under this Credit Agreement and the Revolving Credit Notes without deduction or withholding of any United States federal income taxes is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding.

       5.4. COMPUTATIONS. All computations of interest on the Loans and of Fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed (or, in the case of interest on Base Rate Loans, a 365-day year or, if appropriate, a 366-day year). Except as otherwise provided in the definition of the term "INTEREST PERIOD" with respect to Eurodollar Rate Loans, whenever a payment of principal on any Revolving Credit Note becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

       5.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Administrative Agent shall determine in good faith or be notified by the Required Lenders that they have determined in good faith that (a) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during such Interest Period or (b) the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their Eurodollar Rate Loans during such period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event and for so long as such circumstances shall continue (i) any Loan and Letter of Credit Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrower and the Lenders.

       5.6. ILLEGALITY. Notwithstanding any other provisions herein, if any future law (or any change in any present law), regulation, treaty or directive or the interpretation or application of such law, regulation, treaty or directive by any governmental or regulatory body charged with the administration thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and the other Lenders and thereupon, so long as such circumstances shall continue, (a) the commitment of such Lender to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended (but such Lender shall make Base Rate Loans concurrently with the making of, or conversion into, Eurodollar Rate Loans by the Lender not so affected, in each case in an amount equal to the amount of Eurodollar Loans that would have been made or converted into by such Lender at such time in the absence of such circumstances), and (b) such Lender's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay (without duplication of any payments required by Section 5.10) to the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Section 5.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

       5.7. ADDITIONAL COSTS, ETC. If any future applicable law (or any change in any present law), which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

              (a) subject any Lender or the Administrative Agent to any Tax with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender's Commitment or the Loans; or

              (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents; or

              (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender; or

              (d) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is:

                     (i) to increase the actual cost to any Lender of making,
              funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment or any Letter of Credit; or

                     (ii) to reduce the amount of principal, interest,
              Reimbursement Obligation or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Loans; or

                     (iii) to require such Lender or the Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within five (5) days of demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

       5.8. CAPITAL ADEQUACY. If after the date hereof any Lender or the Administrative Agent determines in good faith that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (b) compliance by such Lender or the Administrative Agent or any corporation controlling such Lender or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Administrative Agent's commitment with respect to any

Loans to a level below that which such Lender or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Administrative Agent's then existing policies with respect to capital adequacy) by any amount deemed by such Lender or (as the case may be) the Administrative Agent, in each case determined in good faith, to be material, then such Lender or the Administrative Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the interest payable hereunder, the Borrower and such Lender shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Lender in light of these circumstances. If the Borrower and such Lender are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Lender's reasonable determination, provide adequate compensation. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

       5.9. CERTIFICATE. Any Lender or the Administrative Agent claiming reimbursement or compensation under Section Section 5.7 or 5.8 shall deliver to the Borrower a certificate setting forth (a) any additional amounts payable pursuant to Section Section 5.7 or 5.8, and (b) the basis for such claim and a calculation of the amount payable to such Lender or the Administrative Agent in connection therewith in reasonable detail. Any such certificate submitted by any Lender or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

       5.10. INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (excluding the loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to banks of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan and Letter of Credit Request or a Conversion Request relating thereto in accordance with Section
Section 2.6 or 2.7, or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

       5.11. INTEREST AFTER DEFAULT. During the continuance of an Event of Default, all principal and interest on the Loans and all other amounts payable hereunder or under any of the other Loan Documents shall bear interest at a rate per annum equal to 2% PLUS the rate of interest then applicable thereto (or, if no rate of interest is then applicable thereto, the Base Rate).

       5.12. REPLACEMENT OF LENDERS. If any Lender (an "AFFECTED LENDER") (a) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section Section 5.3.2, 5.7 or 5.8, (b) is unable to make or maintain Eurodollar Rate Loans as a result of a condition described in
Section 5.6 or (c) defaults in its obligation to make Loans in accordance with the terms of this Credit Agreement or purchase any Letter of Credit Participation, the Borrower may, so long as no Default or Event of Default has occurred and is then continuing by notice in writing to the Administrative Agent and such Affected Lender, (i) request the Affected Lender to cooperate with the Borrower in obtaining a replacement Lender reasonably satisfactory to the Administrative Agent and the Borrower (the "REPLACEMENT LENDER"); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender's Loans and Commitment as provided herein, but none of such Lenders shall be under an obligation to do so; or (iii) designate a Replacement Lender approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Loans and Commitment, then such Affected Lender shall assign, in accordance with Section 15, all of its Commitment, Loans, Letter of Credit Participations, Revolving Credit Notes and other rights and obligations under this Credit Agreement and all other Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, PLUS all other Obligations then due and payable to the Affected Lender; PROVIDED, HOWEVER, that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender and/or non-Affected Lenders, as the case may be, and (B) prior to any such assignment, the Borrower shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under Section Section 5.7 and 5.8. Upon the effective date of such assignment, the Borrower shall issue replacement Revolving Credit Notes to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such institution shall become a "Lender" for all purposes under this Credit Agreement and the other Loan Documents.

       5.13. MITIGATION. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has actual knowledge which will result in, and will use reasonable commercial efforts available to it (and not otherwise disadvantageous to such Lender) to mitigate or avoid, any obligation by the Borrower to pay any amount pursuant to, or the occurrence of any circumstances described in Section Section 5.3.2, 5.6, 5.7 or 5.8 (and, if any Lender has given any such notice and thereafter such event ceases to exist, such Lender shall promptly so notify the Borrower and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office (if available) if such designation will avoid (or reduce the cost to the Borrower of) any event described in the preceding sentence and such designation will not be otherwise disadvantageous to such Lender.

6. COLLATERAL SECURITY AND GUARANTIES.

       6.1. SECURITY OF BORROWER. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower (other than the Encumbered Properties or as provided in the Security Agreement and the Stock Pledge Agreement), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party (PROVIDED that (x) the Borrower shall not be required to deliver a Mortgage in respect of any Excluded Properties, and (y) the pledge of the Capital Stock of a Foreign Subsidiary shall be limited to 65% of the outstanding Capital Stock of such Subsidiary).

       6.2. GUARANTIES AND SECURITY OF RESTRICTED SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty. The obligations of the Borrower's Restricted Subsidiaries under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each such Restricted Subsidiary (other than the Encumbered Properties or as provided in the Security Agreement and the Stock Pledge Agreement), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Restricted Subsidiary is a party (PROVIDED that (x) such Restricted Subsidiary shall not be required to deliver a Mortgage in respect of any Excluded Properties, and (y) the pledge of the Capital Stock of a Foreign Subsidiary shall be limited to 65% of the outstanding Capital Stock of such Subsidiary).

7. REPRESENTATIONS AND WARRANTIES.

       The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

       7.1. CORPORATE AUTHORITY.

            7.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

            7.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement, the other Loan Documents, the Sale-Leaseback Transaction Documents and the FFCA Mortgage Financing Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries, and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

            7.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement, the other Loan Documents, the Sale-Leaseback Transaction Documents and the FFCA Mortgage Financing Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

       7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement, the other Loan Documents, the Sale-Leaseback Transaction Documents and the FFCA Mortgage Financing Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority, or any other third party, other than those already obtained, filings to perfect Liens and filings to transfer Real Estate to purchasers thereof.

       7.3. TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE 7.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens, except Permitted Liens.

       7.4. FINANCIAL STATEMENTS AND PROJECTIONS.

            7.4.1. FISCAL YEAR. The Borrower and each of its Subsidiaries maintains a 52-week fiscal year which ends on the last Sunday of each calendar year, PROVIDED, that in any calendar year in which the last Sunday is prior to December 27, the Borrower and each of its Subsidiaries maintains a 53-week fiscal year which ends on the first Sunday in the month of January of the following calendar year.

            7.4.2. FINANCIAL STATEMENTS. There has been furnished to each of the Lenders a consolidated balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date, and a consolidated statement of income and cash flow statement of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2000, January 2, 2000 and December 27, 1998, certified by Arthur Andersen LLP. Such balance sheet and statement of income have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

            7.4.3. PROJECTIONS. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 2001 to 2004 fiscal years copies of which have been delivered to each Lender, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein (it being understood that projections are inherently subject to uncertainties and contingencies, many of which may be beyond the Borrower's control, and no assurance can be given that projections will be realized).

       7.5. NO MATERIAL ADVERSE CHANGES, ETC. Since the Balance Sheet Date, there has been no event or occurrence which has had a Material Adverse Effect. Since the Balance Sheet Date, the Borrower has not made any Restricted Payment.

       7.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Except as set forth in
Schedule 7.6 hereto, the Borrower and each of its Restricted Subsidiaries possesses, or is licensed to use, all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, except where such failure to possess, or be licensed to use, could not reasonably be expected to have a Material Adverse Effect.

       7.7. LITIGATION. Except as set forth in SCHEDULE 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any Governmental Authority that (a) either in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) which questions or otherwise affects the validity of the transactions contemplated by the Credit Agreement, any of the other Loan Documents, the Sale-Leaseback Transaction Documents or the FFCA Mortgage Financing Documents, or any action taken or to be taken pursuant hereto or thereto.

       7.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or could reasonably be expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or could reasonably be expected, in the judgment of the Borrower's officers, to have a Material Adverse Effect.

       7.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to, result in the imposition of substantial penalties, or have a Material Adverse Effect.

       7.10. TAX STATUS. The Borrower and its Subsidiaries (a) have filed all federal and all other material tax returns, reports and declarations required by law to have been filed by each of them, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of the Borrower know of any basis for any such claim.

       7.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

       7.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "HOLDING COMPANY", or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY", or an "AFFILIATE" of a "HOLDING COMPANY", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "INVESTMENT COMPANY", or an "AFFILIATED COMPANY" or a "PRINCIPAL UNDERWRITER" of an "INVESTMENT COMPANY", as such terms are defined in the Investment Company Act of 1940.

       7.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

       7.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary under applicable law to establish and perfect the Administrative Agent's security interest in the Collateral. Except as set forth on SCHEDULE 7.14, the Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses (other than Permitted Liens). The Borrower or a Restricted Subsidiary of the Borrower party to one of the Security Agreements is the owner of the Collateral free from any Lien, except for Permitted Liens.

       7.15. CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than the FFCA Mortgage Financing, the Sale-Leaseback Transaction or in respect of services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

       7.16. EMPLOYEE BENEFIT PLANS.

            7.16.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code. The Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

            7.16.2. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and since January 1, 1996, there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $100,000.


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

            7.16.3. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has, since January 1, 1996, incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

       7.17. USE OF PROCEEDS.

            7.17.1. GENERAL. The proceeds of the Loans shall be used for working capital, capital expenditures (to the extent permitted in Section 10.2 of this Credit Agreement) and general corporate purposes. For the avoidance of doubt, proceeds of the Loans shall not be used for the repurchase of any of the senior notes issued and outstanding pursuant to the Senior Note Indenture.

            7.17.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "MARGIN SECURITY" or "MARGIN STOCK" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

            7.17.3. INELIGIBLE SECURITIES. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within thirty (30) days thereafter, any Ineligible Securities underwritten or privately placed by a Financial Affiliate.

       7.18. ENVIRONMENTAL COMPLIANCE.

              (a) To the best of the knowledge of the Borrower, none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "ENVIRONMENTAL LAWS"), which violation would have a Material Adverse Effect;

              (b) neither the Borrower nor any of its Subsidiaries has received written notice from any third party including, without limitation, any Governmental


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

       Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, petroleum constituents, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("HAZARDOUS SUBSTANCES") which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

              (c) except as set forth on SCHEDULE 7.18 attached hereto: (i) no portion of the Real Estate currently owned, occupied or operated by the Borrower or any of its Restricted Subsidiaries, and to the best of the knowledge of the Borrower, previously owned and occupied or operated by the Borrower or any Restricted Subsidiaries, has been used for the handling, processing, storage or disposal of Hazardous Substances except in material compliance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate currently owned, occupied or operated by the Borrower or any of its Restricted Subsidiaries, and to the best of the knowledge of the Borrower, previously owned, occupied or operated by the Borrower or any of its Subsidiaries; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or their operators, no Hazardous Substances have been generated or are being used on the Real Estate except in material compliance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the Real Estate currently owned, occupied or operated by the Borrower or any of its Restricted Subsidiaries, and to the best of the knowledge of the Borrower, previously owned and occupied or operated by the Borrower or any Restricted Subsidiaries, which releases would have a Material Adverse Effect; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a Material Adverse Effect; and (v) in addition, any Hazardous Substances that have been generated by the Borrower, its Subsidiaries or their operators on any of the Real Estate have been transported in compliance with applicable Environmental Laws; and

              (d) none of the Borrower and its Subsidiaries, any Mortgaged Property or any of the other Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby the failure of which would have a Material Adverse Effect.

       7.19. SUBSIDIARIES, ETC. The Borrower has (a) no Restricted Subsidiaries other than those listed on SCHEDULE 7.19(a) hereto (as such Schedule shall be amended for each subsequently acquired or organized Restricted Subsidiary), and
(b) no Unrestricted Subsidiaries other than those listed on SCHEDULE 7.19(b) hereto (as such Schedule shall be amended for each subsequently acquired or organized Unrestricted Subsidiary). Except as set forth on SCHEDULE 7.19(c) hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person hereto (as such Schedule shall be amended for each subsequently existing joint venture or partnership). The jurisdiction of incorporation/formation and principal place of each Subsidiary of the Borrower is listed on SCHEDULE 7.19(d) hereto.

       7.20. DISCLOSURE. None of the factual information heretofore or contemporaneously furnished in writing to the Administrative Agent or any Lender by or on behalf of the Borrower or any Subsidiary in connection with any Loan Document or any transaction contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein, taken as a whole, not misleading.

       7.21. BANK ACCOUNTS. As of the Closing Date, SCHEDULE 7.21 sets forth the account numbers and location of all material bank accounts of the Borrower or any of its Restricted Subsidiaries (as reasonably determined by the Borrower).

8. AFFIRMATIVE COVENANTS.

       The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of
Credit:

       8.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Commitment Fees, the Administrative Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

       8.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office at 1855 Boston Road, Wilbraham, Massachusetts 01095, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

       8.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage Arthur Andersen LLP or other independent certified public accountants satisfactory to the Administrative Agent as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Administrative Agent.

       8.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Lenders:

              (a) as soon as practicable, but in any event not later than ninety
       (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of the Borrower or any of its Subsidiaries to continue as going concerns, by Arthur Andersen LLP, or by other independent certified public accountants satisfactory to the Administrative Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default. Notwithstanding any of the foregoing, the Borrower may satisfy its obligation to deliver the foregoing financial information by delivering copies of the Borrower's annual report on Form 10-K in respect of such fiscal year, together with the financial statements required to be attached thereto; PROVIDED, that
       (x) the Borrower is required to file such annual report on Form 10-K with the SEC, (y) such filing is actually made and (z) such annual report and financial statements are delivered within ninety (90) days after the end of each fiscal year of the Borrower and are otherwise in compliance with this Section 8.4(a);

              (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters in any fiscal year of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flows for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments). Notwithstanding any of the foregoing, the Borrower may satisfy its obligation to deliver the foregoing financial information by delivering copies of the Borrower's quarterly report on Form 10-Q in respect of such fiscal year, together with the financial statements required to be attached thereto; PROVIDED, that (x) the Borrower is required to file such quarterly report on Form 10-Q with the SEC, (y) such filing is actually made and (z) such quarterly report and financial statements are delivered within forty-five (45) days after the end of each of the first three fiscal quarters in any fiscal year of the Borrower and are otherwise in compliance with this Section 8.4(b);

              (c) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of the Borrower, unaudited monthly consolidated financial statements of the Borrower and its Subsidiaries for such month setting forth in comparative form the figures from the actual historical figures for the previous year and a comparison setting forth the corresponding figures from the projected figures set forth in the projections described in Section 8.4(g) for such period, prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to quarter-end and year-end adjustments);

              (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, the Compliance Certificate;

              (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower generally;

              (f) projections of the Borrower and its Subsidiaries updating those projections delivered to the Lenders and referred to in Section
       7.4.3 and if applicable, updating any later such projections delivered in response to a request pursuant to this Section 8.4(f);

              (g) a twelve-month forecast, including the consolidated balance sheet of the Borrower and its Subsidiaries and related consolidated statements of income and cash flow, to be delivered to the Lenders prior to January 15 of each fiscal year of the Borrower;

              (h) not less than once during any twelve-month period, account numbers and location of all material bank accounts of the Borrower or any of its Restricted Subsidiaries (as reasonably determined by the Borrower) not otherwise listed on SCHEDULE 7.21; and

              (i) concurrently with the financial statements delivered pursuant to clause (c) hereof, account receivable agings reports;

              (j) from time to time such other financial data and information (including accountants, management letters) as the Administrative Agent or any Lender may reasonably request.

       8.5. NOTICES.

            8.5.1. DEFAULTS. The Borrower will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions, if any, the Borrower proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement, the Senior Note Indenture, the FFCA Mortgage Financing Documents, or the Sale-Leaseback Transaction Documents or a material default under any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

            8.5.2. ENVIRONMENTAL EVENTS. The Borrower will give notice to the Administrative Agent and each of the Lenders (a) of any material violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority no later than fifteen (15) days after such material violation is reported or reportable, and (b) within fifteen (15) days of becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any Governmental Authority of potential environmental liability, of any Governmental Authority that would have a Material Adverse Effect.

            8.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrower will, within fifteen (15) days of becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any material setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of


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the Collateral, or the Administrative Agent's rights with respect to the
Collateral, are subject.

            8.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that would have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole, and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $1,000,000.

       8.6. LEGAL EXISTENCE; MAINTENANCE OF PROPERTIES.

            8.6.1. LEGAL EXISTENCE. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries (other than (x) Restricted Subsidiaries which are either merged into the Borrower or other Restricted Subsidiaries as permitted by Section 9.5.1 or (y) the dissolution of Restaurant Insurance Corporation).

            8.6.2. MAINTENANCE OF PROPERTIES. The Borrower (a) will cause all of its properties and those of its Subsidiaries useful and necessary (as determined by the Borrower in a commercially reasonable manner) in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

       8.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements (it being understood that the Borrower and its Subsidiaries are self-insured through Restaurant Insurance Corparation with respect to various insurable risks and will maintain such self-insurance in amounts not to exceed those in effect on the Closing Date until such time as Restaurant Insurance Corporation is dissolved). The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages.


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

       8.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

       8.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

            8.9.1. GENERAL. The Borrower shall permit the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Restricted Subsidiaries, to examine the books of account of the Borrower and its Restricted Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Restricted Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and during normal business hours as the Administrative Agent or any Lender may reasonably request upon reasonable prior notice. Notwithstanding anything contained in this Credit Agreement, the Administrative Agent shall be permitted to conduct commercial finance exams (whether conducted by the Administrative Agent or an outside examiner), all at such reasonable times and during normal business hours as the Administrative Agent may reasonably request upon reasonable prior notice; PROVIDED, that the Borrower shall (x) prior to the occurrence of a Default, pay the expenses for up to one such commercial finance exam exams during any fiscal year of the Borrower and (y) after the occurrence of a Default, pay the expenses for all such commercial finance exams.

            8.9.2. APPRAISALS. The Borrower will (a) deliver to the Administrative Agent any appraisal reports obtained by the Borrower in the ordinary course of business, or (b) if an Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, obtain and deliver to the Administrative Agent appraisal reports in form and substance and from appraisers satisfactory to the Administrative Agent, stating (i) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of its Restricted Subsidiaries (excluding any Real Estate consisting of Excluded Properties) and (ii) the then current business value of each of the Borrower and its Restricted Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower.

            8.9.3. ENVIRONMENTAL ASSESSMENTS. In the event (a) an Event of Default shall have occurred and be continuing, or (b) the Administrative Agent has a reasonable basis to believe that (i) there has been a release or threat of release of


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

Hazardous Substances in or under the Mortgaged Properties in material violation of applicable Environmental Laws, or (ii) the use and operation of the Mortgaged Properties is not in material compliance with Environmental Laws, the Administrative Agent may, from time to time, in its discretion for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Administrative Agent to evaluate or confirm (a) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property and (b) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Administrative Agent deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower.

            8.9.4. COMMUNICATIONS WITH ACCOUNTANTS. Upon the occurrence and continuance of a Default, the Borrower authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Lenders to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Administrative Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.9.4.

       8.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its Governing Documents, (c) all agreements and instruments by which it or any of its properties may be bound and
(d) all applicable decrees, orders, and judgments, except, in each case, where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect or material non-compliance with any applicable Environmental Laws. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

       8.11. EMPLOYEE BENEFIT PLANS. The Borrower will (a) promptly upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and


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Annual Report, Form 5500, with all required attachments, in respect of each
Guaranteed Pension Plan, and (b) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Section Section 302, 4041, 4042, 4043, 4063, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Section Section 4041A, 4202, 4219, 4242, or 4245 of ERISA.

       8.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and obtain Letters of Credit solely for the purposes set forth in Section 7.17.1.

       8.13. FUTURE GUARANTORS; MORTGAGED PROPERTY.

            8.13.1. FUTURE GUARANTORS, SECURITY, ETC. Subject to Section 8.13.3, the Borrower will, and will cause each Restricted Subsidiary to, execute any documents, agreements and instruments, and take all further action that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the Liens created or intended to be created by the Loan Documents. The Borrower will cause any subsequently acquired or organized Restricted Subsidiary to execute a Guaranty (or a supplement thereto) and each applicable Loan Document in favor of the Administrative Agent. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its and its Restricted Subsidiaries' assets and properties as the Administrative Agent shall designate (excluding Excluded Properties, and subject to the limitations set forth in Section 6.1 and Section 6.2, the Security Agreement and the Pledge Agreement).

            8.13.2. REAL ESTATE GENERAL. Any Real Estate (other than Excluded Properties) at any time owned or leased by the Borrower or its Restricted Subsidiaries and used as headquarters, manufacturing facilities or warehouse facilities, shall in each case at all times be Mortgaged Properties. If, after the Closing Date, the Borrower or any of its Restricted Subsidiaries acquires or leases such Real Estate, the Borrower shall, or shall cause such Restricted Subsidiary to, forthwith deliver to the Administrative Agent a fully executed mortgage or deed of trust over such Real Estate, in form and substance reasonably satisfactory to the Administrative Agent, together with, in the case of Core Mortgaged Properties, Title Policies, surveys, evidences of insurance with the Administrative Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such Real Estate as was required for Real Estate of the Borrower or such Restricted Subsidiary as of the Closing Date. The Borrower further agrees that, following the taking of such actions with respect to such Real Estate, the Administrative Agent shall have for the benefit of the Lenders and the Administrative Agent a valid and enforceable first priority mortgage or deed of trust over such Real Estate, free and clear of all Liens except for Permitted Liens.

            8.13.3. REDUCTION IN APPRAISAL VALUE. In the event the Appraised Value of all Core Mortgaged Properties is less than the Minimum Aggregate Appraisal Amount at any time an Event of Default shall have occurred and be continuing, the


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Borrower shall, or shall cause such Restricted Subsidiaries to, forthwith deliver to the Administrative Agent a fully-executed mortgage or deed of trust over such additional Real Estate, as determined by the Administrative Agent in its sole discretion, which, together with all other Core Mortgaged Properties, has an Appraised Value of not less than the Minimum Aggregate Appraisal Amount, and is in form and substance satisfactory to the Administrative Agent, together with title insurance policies, surveys, evidences of insurance with the Administrative Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such Real Estate as was required for Real Estate of the Borrower or such Restricted Subsidiary as of the Closing Date. The Borrower further agrees that, following the taking of such actions with respect to such Real Estate, the Administrative Agent shall have for the benefit of the Lenders and the Administrative Agent a valid and enforceable first priority mortgage or deed of trust over such Real Estate, free and clear of all Liens except for Permitted Liens.

       8.14. BANK ACCOUNTS. The Borrower will, and will cause each of its Restricted Subsidiaries to (a) as provided in Section 8.20, establish a depository account (the "FLEET CONCENTRATION ACCOUNT") under the control of the Administrative Agent for the benefit of the Lenders and the Administrative Agent, in the name of the Borrower, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent (the "FLEET CONCENTRATION ACCOUNT AGREEMENT"), (b) at any time an Event of Default shall have occurred and be continuing (and following the delivery from the Administrative Agent of a written request to the Borrower to do so in accordance with Section 16.6), cause all cash proceeds of accounts receivable to be deposited only in the local depository accounts ("LOCAL ACCOUNTS") or concentration depository accounts ("INTERIM CONCENTRATION ACCOUNTS") with financial institutions which have entered into agency account agreements and, if applicable, lock box agreements (collectively, "AGENCY ACCOUNT AGREEMENTS") in form and substance satisfactory to the Administrative Agent, or the Fleet Concentration Account, (c) at any time an Event of Default shall have occurred and be continuing (and following the delivery from the Administrative Agent of a written request to the Borrower to do so in accordance with Section 16.6), direct all depository institutions with Local Accounts to cause all funds held in each such Local Account to be transferred no less frequently than once each day to, and only to, an Interim Concentration Account or the Fleet Concentration Account, (d) at any time an Event of Default shall have occurred and be continuing (and following the delivery from the Administrative Agent of a written request to the Borrower to do so in accordance with Section 16.6), direct all depository institutions with Interim Concentration Accounts to cause all funds of the Borrower and its Restricted Subsidiaries held in such Interim Concentration Accounts to be transferred daily to, and only to, the Fleet Concentration Account, and (e) at any time an Event of Default shall have occurred and be continuing (and following the delivery from the Administrative Agent of a written request to the Borrower to do so in accordance with Section 16.6), at all times ensure that immediately upon the Borrower's or any of its Restricted Subsidiaries' receipt of any funds constituting or cash proceeds of any Collateral, all such amounts shall have been deposited in a Local Account, an Interim Concentration Account or the Fleet Concentration Account.


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       8.15. EXISTING LETTERS OF CREDIT. The Borrower will not renew or otherwise extend the Existing Letters of Credit and the Existing Letters of Credit shall terminate or expire in accordance with their terms.

       8.16. TITLE INSURANCE. The Borrower shall deliver to the Administrative Agent within 90 days subsequent to the Closing Date, a Title Policy for each of the Core Mortgaged Properties set forth on SCHEDULE 1(b), together with (x) proof of payment of all fees and premiums for such policies from the Title Insurance Company and in all amounts satisfactory to the Administrative Agent, insuring the interest of the Administrative Agent and each of the Lenders as mortgagee under each of the Core Mortgaged Properties, and (y) legal opinions in form and substance satisfactory to the Administrative Agent.

       8.17. ENVIRONMENTAL INSURANCE. The Borrower shall deliver to the Administrative Agent within 90 days subsequent to the Closing Date, environmental insurance with respect to the manufacturing plant and headquarters located at 1855 Boston Road, Wilbraham, Massachusetts 01095 in form and substance reasonably satisfactory to the Administrative Agent.

       8.18. SURVEYS. The Borrower shall deliver to the Administrative Agent within 90 days subsequent to the Closing Date, a Survey (together with a Surveyor Certificate) in form and substance reasonably satisfactory to the Administrative Agent.

       8.19. ADDITIONAL MORTGAGES. The Borrower shall deliver to the Administrative Agent within 60 days subsequent to the Closing Date, the Mortgages with respect to the Real Estate (together with flood certifications) listed on Schedule 8.19 (as such Schedule may be amended prior to 60 days after the Closing Date), in each case in form and substance satisfactory to the Administrative Agent.

       8.20. FLEET CONCENTRATION ACCOUNT AGREEMENT. The Borrower shall have established the Fleet Concentration Account within 10 days subsequent to the Closing Date, and the Administrative Agent shall have received the Fleet Concentration Account Agreement executed by the Borrower and the depository institution for such Fleet Concentration Account.

       8.21. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents (including, but not limited to, any replacement Revolving Credit Notes to replace any Revolving Credit Notes lost by any Lender in an amount equal to such lost Revolving Credit Note).


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9. CERTAIN NEGATIVE COVENANTS.

       The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligations to issue, extend or renew any Letters of Credit:

       9.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

              (a) Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;

              (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

              (c) Indebtedness incurred in connection with (i) the acquisition after the date hereof of any real or personal property by the Borrower or any Restricted Subsidiary or under any Capitalized Lease, PROVIDED, that the aggregate principal amount of such Indebtedness of the Borrower and its Restricted Subsidiaries shall not exceed the aggregate amount of $6,000,000 at any one time, and (ii) a Permitted Acquisition, PROVIDED, that the aggregate principal amount of such Indebtedness of the Borrower and its Restricted Subsidiaries shall not exceed the aggregate amount of $7,000,000 at any one time;

              (d) Indebtedness in respect of Interest Rate Agreements or derivative contracts, in each case entered into in the ordinary course of business and not for speculative purposes or as an arbitrage of rates;

              (e) Indebtedness existing on the date hereof and listed and described on SCHEDULE 9.1 hereto, and any refinancing of such Indebtedness; PROVIDED, that (x) the principal amount (as such amount may have been reduced following the Closing Date) thereof is not increased,
       (y) the maturity date thereof is not shortened, and (z) the material terms thereof are not materially more onerous on the Borrower than the terms contained in the Indebtedness being refinanced;

              (f) Indebtedness of a Subsidiary of the Borrower existing on the date hereof to the Borrower;

              (g) unsecured Indebtedness of a Restricted Subsidiary of the Borrower to the Borrower which Indebtedness (i) shall not be forgiven or otherwise discharged for any consideration other than payment in full in cash (PROVIDED, that only the amount repaid in part shall be discharged); and (ii) shall be evidenced by one or more promissory notes which shall be delivered in pledge to the Administrative Agent pursuant to a Loan Document;


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              (h) unsecured Indebtedness of (i) the Borrower to (A) any
       Restricted Subsidiary in an aggregate principal amount not to exceed $29,000,000, or (B) Restaurant Insurance Corporation in an aggregate principal amount not to exceed $10,000,000, (ii) any Unrestricted Subsidiary (other than Restaurant Insurance Corporation) to the Borrower in an aggregate principal amount not exceed $5,000; and (iii) Restaurant Insurance Corporation to the Borrower in an aggregate principal amount not to exceed $10,000,000;

              (i) unsecured Indebtedness in respect of guarantees made in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries in respect of Indebtedness of any Restricted Subsidiary of the Borrower permitted hereunder in an aggregate principal amount not to exceed $250,000;

              (j) unsecured Indebtedness in respect of guarantees made in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries of Indebtedness of franchisees of the Borrower or any Restricted Subsidiary in an aggregate principal amount not to exceed $5,000,000;

              (k) unsecured Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries to finance the payment of property, casualty and specialty insurance premiums in the ordinary course of the Borrower's business which is repaid within 18 months of its incurrence, PROVIDED that such Indebtedness does not exceed $7,500,000 in the aggregate at any one time outstanding;

              (l) Indebtedness in respect of the Sale-Leaseback Transaction and the FFCA Mortgage Financing;

              (m) Indebtedness under the Existing Credit Agreement (PROVIDED, that the same is paid in full in cash and the Existing Credit Agreement is terminated (except for provisions thereof that expressly survive such termination), in each case on the Closing Date); and

              (n) other Indebtedness not described in CLAUSES (a) through (m) in an aggregate amount not to exceed $250,000 at any time outstanding.

       9.2. RESTRICTIONS ON LIENS.

            9.2.1. PERMITTED LIENS. The Borrower will not, and will not permit any of its Subsidiaries to,

              (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom;

              (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors;

              (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement;

              (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; and

              (e) sell, assign, pledge or otherwise transfer any "RECEIVABLES" as defined in clause (g) of the definition of the term "INDEBTEDNESS," with or without recourse;

       PROVIDED that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                     (i) Liens in favor of the Borrower on all or part of the
              assets of any Subsidiary of the Borrower securing Indebtedness owing by such Subsidiary of the Borrower to the Borrower;

                     (ii) Liens to secure taxes, assessments and other
              government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

                     (iii) deposits or pledges made in connection with, or to
              secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                     (iv) Liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                     (v) Liens of carriers, warehousemen, mechanics and
              materialmen, and other like Liens on properties in respect of obligations not overdue by more than 30 days or which are being contested in good faith and by appropriate proceedings; PROVIDED, that none of such Liens (x) interferes materially with the use of such property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, and (y) individually or in the aggregate have a Material Adverse Effect;

                     (vi) encumbrances on Real Estate consisting of easements,
              rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens and other minor Liens; PROVIDED, that none of such Liens (x) interferes

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              materially with the use of such property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, and
              (y) individually or in the aggregate have a Material Adverse
              Effect;

                     (vii) Liens (A) existing on the date hereof and listed on
              SCHEDULE 9.2 hereto, or (B) securing any extension, renewal or replacement of any obligations secured by any such Lien; PROVIDED, that (x) in respect of Liens permitted pursuant to clause (A) hereof, no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date (as such Indebtedness may have been permanently reduced subsequent to the Closing Date), and
              (y) in respect of Liens permitted pursuant to clause (B) hereof, such Lien shall only cover the same assets which originally secured the obligations being extended, renewed or replaced;

                     (viii) purchase money security interests in or purchase
              money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 9.1(c) or Liens arising in connection with Capitalized Leases permitted by Section 9.1(c), in each case incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                     (ix) Liens on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto;

                     (x) Liens in favor of the Administrative Agent for the
              benefit of the Lenders and the Administrative Agent under the Loan Documents;

                     (xi) any interest or title of a lessor in connection with a
              Permitted Acquisition or any operating lease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased;

                     (xii) Liens arising by virtue of any statutory or common
              law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution;

                     (xiii) Liens incurred or deposits made to secure the
              performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of alike nature incurred in the ordinary course of business securing obligations not exceeding $2,500,000 in the aggregate;

                     (xiv) Liens arising in the ordinary course of business out of consignment or similar arrangements for the sale of goods securing obligations not exceeding $100,000 in the aggregate;

                     (xv) Liens securing Indebtedness described in Section
              9.1(l);

                     (xvi) Liens securing Indebtedness under the Existing Credit
              Agreement (PROVIDED, that the Indebtedness is paid in full in cash and the Liens securing the Indebtedness under the Existing Credit and the Existing Credit Agreement are terminated (except for provisions thereof that expressly survive such termination), in each case on the Closing Date);

                     (xvii) Liens consisting of the licensing of intellectual
              property in the ordinary course of business and consistent with past practices, including, without limitation, (i) that certain License Agreement between Borrower and Friendly's Realty I, LLC, a Delaware limited liability company, (ii) that certain License Agreement between Borrower and Friendly's Realty II, LLC, a Delaware limited liability company, (iii) that certain License Agreement between Borrower and Friendly's Realty III, LLC, a Delaware limited liability company, and (iv) that certain Security and License Agreement between the Borrower and GE Capital Franchise Finance Corporation; PROVIDED, that the use of such licenses shall be limited to the Units subject to, and on which Liens have been granted in connection with, the FFCA Mortgage Financing;

                     (xviii) Liens (A) in favor of the SPVs granted by the
              Borrower pursuant to the FFCA Master Leases and (B) in favor of GECC granted by the Borrower pursuant to the FFCA Amended and Restated Master Lease, and in each case at all times subject to the Security Interest Subordination Agreements; and

                     (xix) Liens not otherwise permitted hereunder in an
              aggregate amount not to exceed $10,000.

            9.2.2. RESTRICTIONS ON NEGATIVE PLEDGES AND UPSTREAM LIMITATIONS. Except as set forth on SCHEDULE 9.2.2, the Borrower will not, nor will it permit any of its Restricted Subsidiaries to (a) enter into or permit to exist any arrangement or agreement (excluding the Credit Agreement and the other Loan Documents) which directly or indirectly prohibits the Borrower or any of its Restricted Subsidiaries from creating, assuming or incurring any Lien granted pursuant to this Credit Agreement or any other Loan Document to secure the Obligations upon its properties, revenues or assets or those of any of its Restricted Subsidiaries whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (excluding the Credit Agreement and the other Loan Documents) restricting the ability of any Restricted Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind to the Borrower, to make loans, advances or other payments of whatsoever nature to the Borrower, or to make transfers or distributions of all or any part of its assets to the Borrower; in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests or Capitalized Leases to the extent permitted under Section 9.2.1, (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by the Borrower or such Restricted Subsidiary in the ordinary course of its business, (iii) in the case of clause (b), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract,
(B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Restricted Subsidiary not otherwise prohibited by this Agreement or (C) contained in security agreements securing Indebtedness of a Restricted Subsidiary permitted hereunder to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements, (iv) any encumbrance or restriction arising under or by reason of applicable law, (v) any encumbrance or restriction applicable to secured Indebtedness otherwise permitted to be incurred under this Agreement that limits the right of the debtor to dispose of the assets securing such Indebtedness, (vi) customary net worth provisions contained in leases and other agreements entered into by the Borrower or a Restricted Subsidiary in the ordinary course of business, (vii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into in connection with the disposition of the common stock or assets of such Restricted Subsidiary in a transaction permitted hereunder, or
(viii) any restrictions contained in the FFCA Mortgage Financing Documents and the Sale-Leaseback Transaction Documents in respect of Encumbered Properties.

            9.2.3. NEGATIVE PLEDGE. The Borrower will not, and will not permit any of its Restricted Subsidiaries to create, assume or incur any Lien (other than Liens permitted pursuant to Section Section 9.2.1(ii), (iv), (v) and (vi)) upon any Non-Encumbered Properties.

       9.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

              (a) Investments existing on the date hereof and listed on SCHEDULE
       9.3 hereto;

              (b) Investments with respect to Indebtedness permitted by Section
       Section 9.1(d), (g), (h), (i), (j), (k) and (l);

              (c) Investments consisting of the Guaranty or Investments by the Borrower in Restricted Subsidiaries of the Borrower existing on the Closing Date;

              (d) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 9.5.2 (b) and (d);

              (e) Investments consisting of loans and advances to employees in the ordinary course of business consistent with past practices not to exceed $2,000,000 in the aggregate at any time outstanding;

              (f) Investments consisting of extensions of trade credit in the ordinary course of business consistent with past practices;

              (g) Investments in Cash Equivalents;

              (h) Investments in, and extensions of credit to (i) (A) any Unrestricted Subsidiary (other than Restaurant Insurance Corporation) in an aggregate principal amount not exceed $5,000 by the Borrower and (B) Restaurant Insurance Corporation in an aggregate principal amount not to exceed $10,000,000 by the Borrower, (ii) the Borrower in an aggregate principal amount not to exceed $29,000,000 by any Restricted Subsidiary, and (iii) the Borrower in an aggregate principal amount not to exceed $10,000,000 by Restaurant Insurance Corporation;

              (i) Investments in securities of account debtors received (A) in settlement of obligations in the ordinary course of business or (B) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors; PROVIDED, that any Investments pursuant to clause (A) shall be limited to $1,000,000 in the aggregate;

              (j) Investments in respect of guarantees of the Borrower and its Restricted Subsidiaries permitted by Section 9.1;

              (k) Investments consisting of capital contributions to Friendly's Restaurants Franchise, Inc. consistent with past practices; and

              (l) Investments in franchisees of the Borrower in an aggregate amount at any one time outstanding not to exceed $ 10,000,000.

Any Investment which when made complies with the requirements of the definition of the term "CASH EQUIVALENT" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

       9.4. RESTRICTED PAYMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make any Restricted Payments other than (a) payments of salary and compensation to employees and members of the Board of Directors of the Borrower and its Subsidiaries in the ordinary course of business and consistent with past practices, (b) payments of Fees and expenses payable pursuant to this Credit Agreement, and (c) payments to suppliers and customers in the ordinary course of business and consistent with past practices.

       9.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

            9.5.1. MERGERS AND ACQUISITIONS. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, become a party to any merger, amalgamation or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices, the formation of Restricted or Unrestricted Subsidiaries in compliance with Section 8.13.1 and Section 9.3) except:

              (a) the merger or consolidation of one or more of the Restricted Subsidiaries of the Borrower with and into the Borrower;

              (b) the merger or consolidation of two or more Restricted Subsidiaries of the Borrower;

              (c) Permitted Acquisitions.

            9.5.2. DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, become a party to or agree to or effect any disposition of assets, except:

              (a) the sale of inventory in the ordinary course of business consistent with past practices;

              (b) Permitted Unit Sales;

              (c) the licensing of intellectual property, including, without limitation, (i) that certain License Agreement between Borrower and Friendly's Realty I, LLC, a Delaware limited liability company, (ii) that certain License Agreement between Borrower and Friendly's Realty II, LLC, a Delaware limited liability company, (iii) that certain License Agreement between Borrower and Friendly's Realty III, LLC, a Delaware limited liability company, and (iv) that certain Security and License Agreement between the Borrower and GE Capital Franchise Finance Corporation (PROVIDED, that the use of such licenses shall be limited to the Units subject to, and on which Liens have been granted in connection with, the FFCA Mortgage Financing);

              (d) the disposition of obsolete or worn-out assets in the ordinary course of business consistent with past practices;

              (e) the sale or other disposition of any Excess Properties;

              (f) sales of assets permitted under the FFCA Mortgage Financing Documents (other than the sale of the Capital Stock of the SPVs) and the Sale-Leaseback Transaction Documents;

              (g) Sale of Cash Equivalents in the ordinary course of business and consistent with past practices; and

              (h) Permitted Intercompany Sales.

       9.6. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Restricted Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Restricted Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred other than (x) as permitted by Section
Section 9.1, 9.2 or 9.5.2, or (y) the Sale-Leaseback Transaction and (z) the FFCA Mortgage Financing.

       9.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, where, in the case of clauses (a) through (e), it would have a Material Adverse Effect or result in material non-compliance with applicable Environmental Laws.

       9.8. PREPAYMENTS; MODIFICATION OF CERTAIN DOCUMENTS.

              (a) The Borrower will not, and will not permit any of its Subsidiaries to, prepay, redeem or repurchase any of the Indebtedness outstanding under the Senior Note Indenture, other than the prepayment of any amounts outstanding under the Senior Note Indenture (i) pursuant to the Senior Note Tender Offer on the Closing Date, (ii) with funds constituting Permitted Excess Cash Flow Prepayments and made during any Excess Cash Flow Period; PROVIDED, that if the Fixed Charge Coverage Ratio for each Reference Period during such Excess Cash Flow Period is greater than or equal to 1.25:1.00, any remaining Excess Cash Flow from the prior Excess Cash Flow Period may be carried forward to the immediately succeeding Excess Cash Flow Period and utilized to make Permitted Excess Cash Flow Prepayments in such succeeding Excess Cash Flow Period; and (iii) with funds constituting proceeds received by the Borrower from (A) any Excess Properties Sale or (B) any Permitted Unit Sale.

              (b) The Borrower will not, and will not permit any of its Subsidiaries to, consent to or enter into any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, (i) the Senior Note Indenture, other than any amendment, supplement, waiver or modification for which no fee is payable to the holders of the Indebtedness outstanding under the Senior Note Indenture and which (A) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Senior

       Note Indenture, (B) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Senior Note Indenture or (C) makes the covenants, events of default or remedies in such Senior Note Indenture less restrictive on the Borrower, or (ii) any Sale-Leaseback Transaction Documents or FFCA Mortgage Financing Documents, in each case in any manner that is adverse in any respect to the Lenders unless consented to in writing prior thereto by the Required Lenders.

       9.9. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will:

              (a) engage in any "PROHIBITED TRANSACTION" within the meaning of
       Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

              (b) permit any Guaranteed Pension Plan to incur an "ACCUMULATED FUNDING DEFICIENCY", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

              (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

              (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code;

              (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in Section 7.16.3; or

              (f) permit or take any action which would contravene any Applicable Pension Legislation.

       9.10. BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses.

       9.11. FISCAL YEAR. The Borrower will not, and will not permit any of it Subsidiaries to, change the date of the end of its fiscal year from that set forth in Section 7.4.1.

       9.12. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business; PROVIDED, that nothing contained herein shall prohibit the Sale-Leaseback Transaction or the FFCA Mortgage Financing.

       9.13. BANK ACCOUNTS. The Borrower will not, and will not permit any of its Restricted Subsidiaries to (a) if at any time an Event of Default shall have occurred and be continuing, establish any bank accounts other than those Local Accounts, Interim Concentration Accounts and other accounts, all listed on
SCHEDULE 7.21 (as such Schedule shall be updated pursuant to Section 8.4(i)), without the Administrative Agent's prior written consent, (b) violate directly or indirectly any Agency Account Agreement or other bank agency or lock box agreement in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent with respect to such account, or (c) deposit into any of the payroll accounts listed on SCHEDULE 7.21 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts.

10. FINANCIAL COVENANTS.

       The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of
Credit:

       10.1. INTEREST COVERAGE. The Borrower will not permit the Interest Coverage Ratio for any Reference Period to be less than the ratio set forth opposite such period set forth in such table:

                         Period                                  Ratio
                         ------                                  -----
               Fourth Fiscal Quarter of 2001                 2.20:1.00

                First Fiscal Quarter of 2002                 2.15:1.00

              Second Fiscal Quarter of 2002                  2.00:1.00

               Third Fiscal Quarter of 2002                  1.85:1.00

        Fourth Fiscal Quarter of 2002 through
               Third Fiscal Quarter of 2003                  1.95:1.00

            Fourth Fiscal Quarter of 2003
                     and thereafter                          2.00:1.00

       10.2. CAPITAL EXPENDITURES. The Borrower will not make, or permit any Subsidiary of the Borrower to make (a) Growth Capital Expenditures that exceed, in the aggregate, $7,000,000, or (b) Capital Expenditures in any fiscal year that exceed, in the aggregate, the amount set forth below opposite such fiscal year (PROVIDED, that (x) for any Excess Cash Flow Period, the aggregate amount of any Excess Cash Flow not used by the Borrower to make Permitted Excess Cash Flow Prepayments (together with any unused amount permitted to be carried forward pursuant to Section 9.8(a)(ii) from the immediately preceding Excess Cash Flow Period), and (y) for any fiscal year of the Borrower, the aggregate amount of proceeds of Excess Properties Sales or Permitted Unit Sales not used by the Borrower to prepay, redeem or repurchase any of the Indebtedness outstanding under the Senior Note Indenture, and in each case used by the Borrower to make Capital Expenditures shall in each case be excluded for purposes of the limitations for Capital Expenditures set forth below):

            Fiscal Year                           Capital Expenditures
            -----------                           --------------------
                2001                                    $14,000,000

                2002                                    $16,500,000

                2003                                    $17,500,000

                2004                                    $18,000,000


       10.3. MINIMUM EBITDA.

              (a) The Borrower will not permit Consolidated EBITDA for any Reference Period ending during any period described in the table below to be less than the amount set forth opposite such period in such table:

                                   Period                                            Amount
                                   ------                                            ------
                         Fourth Fiscal Quarter of 2001                            $60,000,000

                          First Fiscal Quarter of 2002                            $56,200,000

                        Second Fiscal Quarter of 2002                             $50,600,000

                         Third Fiscal Quarter of 2002                             $47,100,000

                    Fourth Fiscal Quarter of 2002 through                         $48,900,000
                         First Fiscal Quarter of 2003

                      Second Fiscal Quarter of 2003                               $48,800,000


                                       75

                      Third Fiscal Quarter of 2003 through                        $48,700,000
                         First Fiscal Quarter of 2004

                        Second Fiscal Quarter of 2004 and
                                    thereafter                                    $48,600,000

                  (b) The Borrower will not permit Consolidated EBITDA for any fiscal quarter described in the table below to be less than the amount set forth opposite such period in such table:

                                   Period                                            Amount
                                   ------                                            ------
             First Fiscal Quarter of  2002, 2003 and 2004                         $4,000,000

           Second Fiscal Quarter of 2002, 2003 and 2004                           $14,000,000

            Third Fiscal Quarter of 2002, 2003 and 2004                           $13,000,000

      Fourth Fiscal Quarter of 2001, 2002, 2003 and 2004                          $5,000,000

       10.4. LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio for any Reference Period ending during any period described in the table set forth below to exceed the ratio set forth opposite such period in such table:

                                   Period                                           Ratio
                                   ------                                           -----
                         Fourth Fiscal Quarter of 2001                            4.25:1.00

                          First Fiscal Quarter of 2002                            4.55:1.00

                        Second Fiscal Quarter of 2002                             5.05:1.00

                         Third Fiscal Quarter of 2002                             5.40:1.00

                  Fourth Fiscal Quarter of 2002 through                           5.20:1.00
                     Fourth Fiscal Quarter of 2003

                      First Fiscal Quarter of 2004 and
                               thereafter

                                                                                  5.15:1.00

       10.5. CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit Consolidated Tangible Net Worth to be less than the sum of (-)$120,000,000 PLUS, on a cumulative basis, eighty-five percent (85%) of positive Consolidated Net Income at the end of each fiscal year subsequent to the 2001 fiscal year, PLUS, 100% of any Equity Issuances, in each case determined for any fiscal year.

       10.6. FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Fixed Charge Coverage Ratio for any Reference Period to be less than the ratio set forth opposite such period in such table:

                                   Period                                             Ratio
                                   ------                                             -----
                         Fourth Fiscal Quarter of 2001                            1.15:1.00

                          First Fiscal Quarter of 2002                            1.15:1.00

                        Second Fiscal Quarter of 2002                             1.10:1.00

                         Third Fiscal Quarter of 2002                             1.00:1.00

                         Fourth Fiscal Quarter of 2002                            1.05:1.00

                     First Fiscal Quarter of 2003 through                         1.10:1.00
                        Second Fiscal Quarter of 2003

                      Third Fiscal Quarter of 2003 and                            1:05:1.00
                                thereafter


11. CLOSING CONDITIONS.

       The obligations of the Lenders to make the initial Revolving Credit Loans and of the Administrative Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to December 20, 2001:

       11.1. LOAN DOCUMENTS, ETC.

            11.1.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders.

            11.1.2. SALE-LEASEBACK TRANSACTION DOCUMENTS. Each of the Sale-Leaseback Transaction Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. The Administrative Agent shall have received evidence satisfactory to it that all actions necessary to consummate the Sale-Leaseback Transaction (other than the closing of the transactions contemplated by this Credit Agreement) shall have been taken in accordance with all applicable law and in accordance with the terms of the Sale-Leaseback Transaction Documents, without amendment or waiver of any material provision thereof by the parties thereto.

            11.1.3. FFCA MORTGAGE FINANCING DOCUMENTS. Each of the FFCA Mortgage Financing Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. The Administrative Agent shall have received evidence satisfactory to it that all actions necessary to consummate the transactions contemplated by the FFCA Mortgage Financing Documents (other than the closing of the transactions contemplated by this Credit Agreement) shall have been taken in accordance with all applicable law and in accordance with the terms of the FFCA Mortgage Financing Documents, without amendment or waiver of any material provision thereof by the parties thereto.

       11.2. CERTIFIED COPIES OF GOVERNING DOCUMENTS. Each of the Lenders shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification.

       11.3. CORPORATE OR OTHER ACTION; CORPORATE STRUCTURE. All corporate (or other) action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement, the other Loan Documents, the Sale-Leaseback Transaction Documents and the FFCA Mortgage Financing Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders. The Administrative Agent shall be reasonably satisfied with all aspects of the transactions contemplated by this Credit Agreement, the other Loan Documents, the Sale-Leaseback Transaction Documents and the FFCA Mortgage Financing Documents, including, the capital and corporate structure of the Borrower and each of its Subsidiaries, the sources and uses of the proceeds utilized to consummate such transactions, the terms and provisions of each of the Sale-Leaseback Transaction Documents, the FFCA Mortgage Financing Documents, the Governing Documents and any management agreements entered into by the Borrower or any of its Subsidiaries.

       11.4. INCUMBENCY CERTIFICATE. Each of the Lenders shall have received from the Borrower and each of its Restricted Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Restricted Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower or such Restricted Subsidiary, each of the Loan Documents to which the Borrower or such Restricted Subsidiary is or is to become a party; (b) in the case of the Borrower, to make Loan and Letter of Credit Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

       11.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first (except for


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Permitted Liens entitled to priority under applicable law) security interest in and Lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

       11.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Administrative Agent shall have received from each of the Borrower and its Restricted Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

       11.7. LANDLORD CONSENTS. The Administrative Agent shall have received from the Borrower and its Restricted Subsidiaries all consents required for the Administrative Agent to receive, as part of the Security Documents, a collateral assignment of each material leasehold of personal property, and a mortgage of each material leasehold of real property, together in each case with such estoppel certificates as the Administrative Agent may request.

       11.8. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

       11.9. SOLVENCY CERTIFICATE. Each of the Lenders shall have received a Solvency Certificate dated as of the Closing Date.

       11.10. OPINION OF COUNSEL. Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from:

              (a) Mayer, Brown & Platt, counsel to the Borrower and its Subsidiaries; and

              (b) Aaron B. Parker, general counsel to the Borrower.

       11.11. PAYMENT OF FEES. The Borrower shall have paid to the Lenders or the Administrative Agent, as appropriate, the Fees pursuant to Section Section
4.6 (to the extent due and owing), 5.1 and 5.2.

       11.12. PAYOFF LETTER. The Administrative Agent shall have received a payoff letter from the Existing Lender, indicating the amount of the loan obligations of


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the Borrower to the Existing Lender to be discharged on the Closing Date and an acknowledgment by the Existing Lender that upon receipt of such funds it will forthwith execute and deliver to the Administrative Agent for filing all termination statements and take such other actions as may be necessary to discharge or assign all mortgages, deeds of trust and security interests granted by the Borrower or any of its Subsidiaries in favor of the Existing Lender.

       11.13. MORTGAGES. The Administrative Agent shall have received Mortgages with respect to the Core Mortgaged Properties (together with flood certifications) listed on SCHEDULE 11.13, in each case in form and substance satisfactory to the Administrative Agent.

       11.14. FEE LETTERS. The Administrative Agent and the Lenders, as applicable, shall have received the Fee Letters.

       11.15. SECURITY INTEREST SUBORDINATION AGREEMENT. The Administrative Agent shall have received the Security Interest Subordination Agreements in form and substance satisfactory to the Administrative Agent.

       11.16. POST-CLOSING LETTER. The Administrative Agent shall have received a post-closing letter in form and substance satisfactory to the Administrative Agent.

       11.17. MISCELLANEOUS. The Administrative Agent shall have received such other documents and instruments as shall be reasonably required by it in connection with this Credit Agreement and the transactions contemplated thereby.

12. CONDITIONS TO ALL BORROWINGS.

       The obligations of the Lenders to make any Loan, including any Revolving Credit Loan, and of the Administrative Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

       12.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement and the other Loan Documents shall be true in all material respects as of the date as of which they were made and shall also be true in all material respects at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default


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or Event of Default shall have occurred and be continuing. The Administrative
Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

       12.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew such Letter of Credit.

       12.3. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent's Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

13. EVENTS OF DEFAULT; ACCELERATION; ETC.

       13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("EVENTS OF DEFAULT") shall occur:

              (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

              (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, any Fees, or other sums due hereunder or under any of the other Loan Documents, within three (3) days of such sum becoming due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

              (c) the Borrower shall fail to comply with any of its covenants contained in Sections 8.5, 8.6.1, 8.12, 9 or 10;

              (d) the Borrower or any of its Subsidiaries shall (i) fail to comply with the covenants contained in Section 8.4 for five (5) days, or
       (ii) fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1 (including Section 13.1(a) and (b))) for twenty (20) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

              (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this


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       Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

              (f) the Borrower or any of its Subsidiaries (other than the SPVs) shall (i)(A) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money (including the obligations of the Borrower and its Subsidiaries, as the case may be, under the Senior
       Note Indenture or the Sale-Leaseback Transaction but excluding (subject to clause (i)(B) hereof) the FFCA Mortgage Financing Documents), credit received or in respect of any Capitalized Leases which obligation exceeds $1,000,000, or (B) fail to observe or perform any material term, covenant or agreement contained in the FFCA Master Leases or the FFCA Amended and Restated Master Lease, or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money (including the Senior Note Indenture and the Sale-Leaseback Transaction Documents but excluding the FFCA Mortgage Financing Documents) or credit received or in respect of any Capitalized Leases which obligation exceeds $1,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or to require the Borrower, to prepay, redeem or repurchase such obligations in whole or in part or offer to prepay, redeem or repurchase such obligations in whole or in part;

              (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

              (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;


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              (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate (exclusive of any amounts fully covered by insurance (less any applicable deductible)) $1,000,000;

              (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Administrative Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or pursuant to any transaction permitted hereunder or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

              (k) the Borrower or any ERISA Affiliate incurs any termination liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $100,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), PROVIDED that such event (A) could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $100,000 and (B) could reasonably be expected to constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or
       (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

              (l) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, or any eviction of the Borrower from any Units, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities of the Borrower or any of its Subsidiaries which would have a Material Adverse Effect;


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

              (m) a Change of Control shall occur;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in Section Section 13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

       13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 13.1(g) or Section 13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrower and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

       13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Lender, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Required Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Revolving Credit Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

       13.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Event of Default, the Administrative


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Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

              (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

              (b) Second, to all other Obligations in such order or preference as the Administrative Agent may reasonably determine in good faith; PROVIDED, HOWEVER, that (i) distributions shall be made (A) PARI PASSU among Obligations with respect to the Administrative Agent's Fee and all other Obligations and (B) with respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, among the Lenders PRO RATA, and (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

              (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

              (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

14. THE ADMINISTRATIVE AGENT.

       14.1. AUTHORIZATION.

              (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, including the authority, without the necessity of any notice to or further consent of the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Collateral granted pursuant to the Security Documents, PROVIDED that no duties or


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       responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

              (b) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term "ADMINISTRATIVE AGENT" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

              (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "REPRESENTATIVE" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "SECURED PARTY", "MORTGAGEE" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

       14.2. EMPLOYEES AND ADMINISTRATIVE AGENTS. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

       14.3. NO LIABILITY. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

       14.4. NO REPRESENTATIONS.

            14.4.1. GENERAL. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Revolving Credit Notes, the Letters of Credit, any of the other Loan Documents or any


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instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Revolving Credit Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

            14.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 11, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

       14.5. PAYMENTS.

            14.5.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender's PRO RATA share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

            14.5.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of


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the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            14.5.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Administrative Agent its PRO RATA share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of Section 16.1 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "DELINQUENT LENDER") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

       14.6. HOLDERS OF REVOLVING CREDIT NOTES. The Administrative Agent may deem and treat the payee of any Revolving Credit Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

       14.7. INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent or such affiliate has not been reimbursed by the Borrower as required by
Section 16.2), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Revolving Credit Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent's willful misconduct or gross negligence.

       14.8. ADMINISTRATIVE AGENT AS LENDER. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Revolving


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Credit Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.

       14.9. RESIGNATION. The Administrative Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. Unless an Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by S&P. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. The Syndication Agent shall be deemed to have no duties or responsibilities under this Credit Agreement.

       14.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received a written notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof.

       14.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions; PROVIDED that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes


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the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

       14.12. RELEASE OF COLLATERAL. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral: (a) upon termination of the Commitments and payment in full of all Loans and all other obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (c) constituting property in which the Borrower or any Restricted Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (d) constituting property leased to the Borrower or any Restricted Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Restricted Subsidiary to be, renewed or extended; (e) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness thereby has been paid in full in cash; or (f) if approved, authorized or ratified in writing by the Required Lenders or, if required by Section 16.12, all the Lenders. Upon request by the Administrative Agent at anytime, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this
Section 14.12.

15. ASSIGNMENT AND PARTICIPATION.

       15.1. CONDITIONS TO ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign to one or more commercial banks, other financial institutions or other Persons, all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Revolving Credit Notes held by it and its participating interest in the risk relating to any Letters of Credit); PROVIDED that (a) each of the Administrative Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Administrative Agent and the Borrower, will not be unreasonably withheld; except that the consent of the Borrower or the Administrative Agent shall not be required in connection with any assignment by a Lender to (i) an existing Lender or (ii) a Lender Affiliate of such Lender, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement, it being understood that non-pro rata assignments of the Commitments and the Revolving Credit Loans are not permitted,
(c) each assignment (or, in the case of assignments by a Lender to its Lender Affiliates, the aggregate holdings of such Lender and its Lender Affiliates after giving effect to such assignments), shall be in an amount not less than $2,500,000 and in whole multiple increments of $500,000 in excess thereof (or such lesser amount as shall constitute the aggregate holdings of such Lender), and (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, together with any Revolving Credit Notes subject to such assignment. Upon such execution, delivery,


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acceptance and recording, from and after the effective date specified in each
Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (y) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (z) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the assignment fee referred to in Section 15.3, be released from its obligations under this Credit Agreement.

       15.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

              (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

              (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

              (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section Section 7.4 and 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

              (d) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

              (e) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the


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       Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

              (f) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender;

              (g) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;

              (h) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit; and

              (i) such assignee acknowledges that it has complied with the provisions of Section 5.3.3 to the extent applicable;

       PROVIDED, that no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Borrower would be obligated to pay any greater amount under Section Section 5.3.2, 5.7 or
       5.8 to the assignee than the Borrower is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Borrower will not be required to pay the incremental amounts).

       15.3. REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent an assignment fee in the sum of $3,500.

       15.4. NEW REVOLVING CREDIT NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Revolving Credit Note subject to such assignment, the Administrative Agent shall
(a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Assignee in an amount equal to the amount assumed by such Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new


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Revolving Credit Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of the assigned Revolving Credit Notes. The surrendered Revolving
Credit Notes shall be cancelled and returned to the Borrower.

       15.5. PARTICIPATIONS. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (a) each such participation shall be in an amount of not less than $2,500,000, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower, (c) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under each Loan Document; and (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any Commitment Fee or Letter of Credit Fees to which such participant is entitled, extend any regularly scheduled payment date for principal or interest, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guaranty obligations under the Guaranties.

       15.6. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section
13.1 or Section 13.2, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 13.1 or Section 13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Reimbursement Obligations to the extent of such participation.


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       15.7. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 16.3 with respect to any claims or actions arising prior to the date of such assignment. If the Reference Lender transfers all of its interest, rights and obligations under this Credit Agreement, the Administrative Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Required Lenders, appoint another Lender to act as the Reference Lender hereunder. Anything contained in this
Section 15 to the contrary notwithstanding, any Lender may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Revolving Credit Notes) to secure obligations of such Lender, including any pledge or assignment to secure obligations to (a) any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 and
(b) with respect to any Lender that is a fund that invests in bank loans, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities or any institutional custodian for such fund or for such lender. Any foreclosure or similar action by any Person in respect of such pledge or assignment shall be subject to the other provisions of this Section
15. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the pledgee thereof, or affect any rights or obligations of the Borrower or Administrative Agent hereunder.

       15.8. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

16. PROVISIONS OF GENERAL APPLICATIONS.

       16.1. SETOFF. The Borrower hereby grants to the Administrative Agent and each of the Lenders a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of such Lender may, after giving prior written notice thereof to the Borrower, be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due and owing, now existing or hereafter arising, of the Borrower to such Lender. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agree with each other Lender that (a) if an amount to be set off is to


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be applied to Indebtedness of the Borrower to such Lender, other than
Indebtedness evidenced by the Revolving Credit Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Revolving Credit Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Revolving Credit Notes held by, or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Revolving Credit Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Revolving Credit Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

       16.2. EXPENSES. The Borrower agrees to pay (a) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or any of the Lenders (other than franchise taxes and taxes based upon the Administrative Agent's or any Lender's net income, profits or receipts) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Administrative Agent and each Lender with respect thereto), (b) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (c) the fees, expenses and disbursements of the Administrative Agent or any of its affiliates incurred by the Administrative Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering, appraisal, environmental reports to the extent required by this Credit Agreement (including Phase I environmental assessments) and examination charges, (d) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Administrative Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral, (e) all reasonable out-of-pocket expenses (including without limitation reasonable


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attorneys' fees and costs, which attorneys may be employees of any Lender
(PROVIDED, that there is no duplication of effort in respect of the expenses which are charged to the Borrower) or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment bankruptcy and similar professional fees and charges) incurred by any Lender or the Administrative Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after a Default or an Event of Default has occurred and is continuing (including the negotiation of any restructuring or "work-out" with the Borrower, whether or not consummated) and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Administrative Agent's relationship with the Borrower or any of its Subsidiaries and (f) all reasonable fees, expenses and disbursements of any Lender or the Administrative Agent incurred in connection with UCC searches, UCC filings, intellectual property searches, intellectual property filings or mortgage recordings. The covenants contained in this Section 16.2 shall survive payment or satisfaction in full of all other obligations. In respect of Section 16.2(e), prior to the occurrence and continuance of a Default, the Administrative Agent will notify (telephonically or otherwise, as determined by the Administrative Agent in its reasonable discretion) the Borrower prior to the engagement of any outside business consulting or audit services.

       16.3. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Administrative Agent, its affiliates and the Lenders (collectively, the "INDEMNITEES") from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with the Borrower or any Subsidiary or in connection with the provisional honoring of funds transfers, checks or other items, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (d) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (e) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the handling, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property) (all of the foregoing, the "INDEMNIFIED LIABILITIES"), in each case including, without limitation, the reasonable fees and disbursements of counsel and, without duplication of effort, allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to any Indemnified Liabilities to the extent such Indemnitee's liabilities result from the gross negligence or willful misconduct of such Indemnitee as


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determined by a final non-appealable adjudication by a court of competent jurisdiction. In litigation, or the preparation therefor, the Lenders and the Administrative Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under the first sentence of this Section
16.3 are unenforceable for any reason (other than due to the operation of the PROVISO to such first sentence), the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 16.3 shall survive payment or satisfaction in full of all other Obligations.

       16.4. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

            16.4.1. CONFIDENTIALITY. Each of the Lenders and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this
Section 16.4, or becomes available to any of the Lenders or the Administrative Agent on a nonconfidential basis from a source other than the Borrower, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent, any Lender or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Lenders, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document,
(g) to a Lender Affiliate or a Subsidiary or affiliate of the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of Section 16.4 or (i) with the consent of the Borrower. Moreover, each of the Administrative Agent, the Lenders and any Financial Affiliate is hereby expressly permitted by the Borrower to refer to any of the Borrower and its Subsidiaries in connection with any advertising, promotion or marketing undertaken by the Administrative Agent, such Lender or such Financial Affiliate and, for such purpose, the Administrative Agent, such Lender or such Financial Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with the Borrower or any of its Subsidiaries or any of their businesses.

            16.4.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Lenders and the Administrative Agent shall,


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prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process.

            16.4.3. OTHER. In no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrower or any of its Subsidiaries. The obligations of each Lender under this Section 16.4 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.

       16.5. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

       16.6. NOTICES. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Revolving Credit Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy or facsimile and confirmed by delivery via courier or postal service, addressed as follows:

              (a) if to the Borrower, at 1855 Boston Road, Wilbraham, Massachusetts 01095, Attention: Paul Hoagland, with a mandatory copy to Aaron Parker at the same address, or, in each case, at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

              (b) if to the Administrative Agent, at Mailstop: MADE10008H, 100 Federal Street, Boston Massachusetts 02110, Attention: Lori H. Jou, or such


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       other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and

              (c) if to any Lender, at such Lender's address set forth on
       SCHEDULE 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile, and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

       16.7. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 16.6. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

       16.8. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

       16.9. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

       16.10. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding


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of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 16.12.

       16.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

       16.12. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders; PROVIDED, that (x) the Borrower may unilaterally amend SCHEDULE 7.19 as required by Section 7.19 or SCHEDULE 1(f) and (y) the Borrower and the Administrative Agent may by mutual agreement amend
SCHEDULE 1(e) and SCHEDULE 8.19 prior to 60 days after the Closing Date. Notwithstanding the foregoing, no amendment, modification or waiver shall:

              (a) without the written consent of the Borrower and each Lender directly affected thereby:


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                     (i) reduce or forgive the principal amount of any Loans or
              Reimbursement Obligations, or reduce the rate of interest on the Revolving Credit Notes or the amount of the Commitment Fee or Letter of Credit Fees (other than (A) interest accruing pursuant to Section 5.11 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto or (B) as a result of a change in the definition of Leverage Ratio or any of the components thereof or the method of calculation thereto);

                     (ii) increase the amount of such Lender's Commitment or
              extend the expiration date of such Lender's Commitment;

                     (iii) postpone or extend the Revolving Credit Loan Maturity
              Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any Fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to Section 5.11, and (B) any vote to rescind any acceleration made pursuant to Section 13.1 of amounts owing with respect to the Loans and other Obligations shall require only the approval of the Required Lenders); and

                     (iv) other than pursuant to a transaction permitted by the terms of this Credit Agreement, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guaranty obligations under the Guaranties (excluding, if the Borrower or any Subsidiary of a Borrower becomes a debtor under the federal Bankruptcy Code, the release of "cash collateral", as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders);

              (b) without the written consent of all of the Lenders, amend or waive this Section 16.12 or the definition of Required Lenders;

              (c) without the written consent of the Administrative Agent, amend or waive Section 2.6.2, Section 14, the amount or time of payment of the Administrative Agent's Fee or any Letter of Credit Fees payable for the Administrative Agent's account or any other provision applicable to the Administrative Agent.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

       16.13. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable


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in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.


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                  IN WITNESS WHEREOF, the undersigned have duly executed this
Credit Agreement as a sealed instrument as of the date first set forth above.

                                       FRIENDLY ICE CREAM CORPORATION


                                       By:   ___________________________________
                                             Name:
                                             Title:




                                       FLEET NATIONAL BANK,
                                            individually and as Administrative
                                            Agent and Documentation Agent

                                       By:   ___________________________________
                                             Name: Lori H. Jou
                                             Title: Vice President




                                       BANK OF AMERICA, N.A.



                                       By:  ______________________________
                                            Name:
                                            Title:



                                       FIRST MASSACHUSETTS BANK, N.A.



                                       By:  ______________________________
                                            Name:
                                            Title:


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